UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

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Comfort Systems USA, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2024

COMFORT SYSTEMS USA, INC.

Notice of Annual Meeting of Stockholders and Proxy Statement

CAUTION
CUIDADO

WE BUILD **LEGACIES.**

ANNUAL STOCKHOLDER MEETING

FRIDAY, May 17, 2024

11:00AM CENTRAL TIME

THE HOUSTONIAN HOTEL

111 NORTH POST OAK LANE, HOUSTON, TEXAS 77024

We build legacies.

Comfort Systems USA is composed of more than 40 operating companies in approximately 170 locations across the United States. We are a leading building and service provider for mechanical, electrical, and plumbing building systems. Our national footprint provides us the ability to meet your objectives to build and maintain safe, comfortable, and efficient facilities.

Across the United States, companies turn to Comfort Systems USA for our unparalleled expertise in mechanical and electrical services, process piping, modular construction, controls, energy efficiency, and countless other nonresidential building renovation and service needs. We focus on a long-term approach by emphasizing safety and sustainability in everything we do. You can count on Comfort Systems USA to integrate planning, engineering, and implementation to provide you with a customized approach to all of your complex building needs.

WE BUILD LEGACIES

WITH OUR

CUSTOMERS

by safely installing and maintaining their most critical building systems

PEOPLE

by providing the tools and paths for individual career achievement

ACQUISITIONS

by preserving and advancing their life’s work

OUR VALUES

Be safe.

Be honest.

Be respectful.

Be innovative.

Be collaborative.

Our values define, inform, and guide the way we operate on a daily basis, both within the company and in the communities where we do business.

Comfort Systems USA, Inc. 675 Bering Drive, Suite 400 Houston, Texas 77057

Message from
our Chair and CEO

Franklin Myers I Brian E. Lane I April 8, 2024

To our Stockholders:

You are cordially invited to attend the Annual Meeting of the Stockholders of Comfort Systems USA, Inc., which will be held on Friday, May 17, 2024 at 11:00 a.m. Central Time.

Information about the meeting is presented on the following pages. At this meeting, you are being asked to elect the ten directors nominated by the board to serve until the next annual meeting; to ratify the appointment of Deloitte & Touche LLP, independent auditors, as the Company’s auditors for 2024; and to approve, by stockholder non-binding advisory vote, the compensation paid by the Company to its named executive officers, commonly referred to as a “Say on Pay” proposal.

Please read the proxy statement, which presents important information about the Company and each of the items being presented for stockholder vote. Whether or not you intend to be present in person, when you have finished reading the statement, please submit your vote promptly by telephone or internet, which saves the Company money, or by marking, signing, and returning your proxy card in the enclosed envelope so that your shares will be represented.

We hope that many of you will be able to attend the meeting in person. We look forward to seeing you there.

Sincerely yours,

Franklin Myers Chair of the Board	Brian E. Lane President and Chief Executive Officer

April 8, 2024

Whether or not you intend to be present in person, please vote as soon as possible so that your shares will be represented.

Please read the proxy statement, which presents important information about the Company and each of the items being presented for stockholder vote.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 17, 2024.

This proxy statement and the 2023 Annual Report are available at http://proxy.comfortsystemsusa.com.

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Friday, May 17, 2024 11:00 a.m. Central Time The Houstonian 111 North Post Oak Lane Houston, Texas 77024	NOTICE of Annual Meeting of Stockholders

NOTICE IS HEREBY GIVEN that the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Comfort Systems USA, Inc., a Delaware corporation (the “Company”), will be held:

Friday, May 17, 2024 11:00 a.m. Central Time

The Houstonian 111 North Post Oak Lane Houston, Texas 77024

Stockholders of record at the close of business on March 18, 2024 are entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors, Laura Howell Corporate Secretary Houston, Texas April 8, 2024

ITEMS OF BUSINESS

1	To elect the following ten (10) directors nominated by the Board of Directors (the “Board”) to serve until the 2025 Annual Meeting of Stockholders

• Darcy G. Anderson • Rhoman J. Hardy • Pablo G. Mercado • William J. Sandbrook • Vance W. Tang	• Herman E. Bulls • Brian E. Lane • Franklin Myers • Constance E. Skidmore • Cindy L. Wallis-Lage

2	To ratify the appointment of Deloitte & Touche LLP, independent auditors, as the Company’s auditors for 2024

3	To hold a non-binding advisory vote on the compensation paid by the Company to its named executive officers for 2023 (the “Named Executive Officers”), commonly referred to as a “Say on Pay” proposal

4	To transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof

We are not aware of any other business to come before the Annual Meeting. Any action may be taken on any one of the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned or postponed. Stockholders of record at the close of business on March 18, 2024 are entitled to notice of, and to vote at, the Annual Meeting. In the event that there are not enough votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned or postponed in order to permit our further solicitation of proxies.

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE EITHER FOLLOW THE DIRECTIONS FOR PHONE OR INTERNET VOTING ON YOUR PROXY CARD OR SIGN, DATE, AND RETURN YOUR PROXY AS PROMPTLY AS POSSIBLE. AN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THIS PURPOSE.

REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:

Please refer to the enclosed proxy materials or the information forwarded by your bank, broker, or other intermediary to see which voting methods are available to you.	INTERNET Visit the website on your proxy card	BY TELEPHONE Call the telephone number on your proxy card	BY MAIL Sign, date, and return your proxy card in the enclosed envelope	IN PERSON Attend the annual meeting in Houston, Texas

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Proxy Summary

2024 Annual Meeting of Stockholders

TIME AND DATE	LOCATION	RECORD DATE
Friday, May 17, 2024 11:00 a.m. Central Time	The Houstonian 111 North Post Oak Lane Houston, Texas 77024	Stockholders of record at the close of business on March 18, 2024 are entitled to notice of, and to vote at, the Annual Meeting

Voting Matters and our Board’s Recommendations

Proposal		Board’s Recommendation	See Page
1	Election of the ten director nominees for a one-year term	FOR each director nominee	14
2	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024	FOR	28
3	Advisory vote to approve the compensation of the Company’s named executive officers	FOR	29

In addition to these matters, stockholders may be asked to vote on such other business as may properly come before our 2024 annual meeting of stockholders.

How to Vote

Stockholders of Record

Have your proxy card available and follow the instructions.		Beneficial Owners
By Telephone	Call toll-free 1-800-PROXIES (1-800-776-9437) in the U.S. or 1-201-299-4446 from outside the country	If you are a beneficial owner and your shares are held by a bank, broker, or other intermediary, you should follow the instructions provided to you by that firm. Although most banks and brokers now offer voting by mail, telephone, and on the internet, availability and specific procedures will depend on their voting arrangements.
By Internet	Visit, 24/7, www.voteproxy.com
By Mail	Complete, date, and sign your proxy card and send by mail in the enclosed postage-paid envelope
By Mobile Device	Scan the QR code

The deadline to vote by phone or by internet is 10:59 p.m. Central Time on May 16, 2024. If you vote by phone or electronically, you do not need to return a proxy card.

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Governance Overview

Director Nominees

					Committee Membership
Name & Principal Occupation	Age	Director Since	Independent	Other Current Public Company Boards	Audit	Compensation & Human Capital	Nominating, Governance, & Sustainability
DARCY G. ANDERSON Vice Chairman, Hillwood Management	67	2008		0
HERMAN E. BULLS Vice Chairman, Americas and International Director, JLL	68	2001		2
RHOMAN J. HARDY Former Sr. Vice President, Shell USA, Inc.	55	2023		1
BRIAN E. LANE President and CEO, Comfort Systems USA	67	2010		1
PABLO G. MERCADO CFO, Lithium Americas Corp.	47	2018		0
FRANKLIN MYERS Former CFO, Cameron International CHAIR OF THE BOARD SINCE 2014	71	2005		1
WILLIAM J. SANDBROOK Chairman and Co-CEO, Andretti Acquisition Corp.	66	2018		2
CONSTANCE E. SKIDMORE Former Managing Partner and Board Member, PwC	72	2012		2
VANCE W. TANG President, VanTegrity Consulting	57	2012		1
CINDY L. WALLIS-LAGE Former Executive Director, Sustainability & Resilience, Black & Veatch	61	2021		1
Committee chair	Committee member	Audit Committee financial expert

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Snapshot of Director Nominees

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Our Governance Practices

CORPORATE GOVERNANCE HIGHLIGHTS

9 of our 10 continuing directors are independent	Active oversight of strategic and risk management issues
All committees are solely comprised of independent board members	Stock ownership guidelines for directors and executives
Annual elections of the Board	Annual review and succession planning
Our Board balances fresh thinking and new perspectives with institutional knowledge and stability	No overboarding
Annual Board self-evaluations to evaluate performance and effectiveness	Focus on creating long-term value for our stockholders
Regular investor outreach and engagement to discuss our performance, governance policies, and other topics: during 2023, executive officers held more than 160 meetings, including those held during the course of eight investor conferences and six roadshows	New director orientation and ongoing education
Policy to address the resignation of a director nominee who receives more votes “withheld” than votes “for” his or her election in an uncontested election	Mandatory retirement policy following a director’s 75th birthday

Sustainability and Corporate Responsibility

Our commitment to sustainability

Everyone at Comfort Systems USA shares a responsibility for doing business ethically and in a sustainable manner, preserving our good name. We ensure that this responsibility applies at every level in our organization, and everyone, from corporate officers to members of our Board of Directors to our field personnel, is responsible for overseeing these efforts. We are committed to promoting sustainable business practices.

INDUSTRY COMPLIANCE			OSHA COMPLIANCE
9 CERTIFICATIONS • LEED® Accredited • Six Sigma Methodology • Refrigerant Handling • Medical Certification	• ASSE 6010 Certified Medical Gas Installers • Certified Cross Connection Control Testers • ASME and NB Accredited	• ASHE Healthcare Construction • Certificate — National Environmental Balancing Bureau

1.10 OSHA Recordable Rate

In 2023, our Occupational Safety and Health Administration (“OSHA”) recordable rate was 52% better than the most recently published rate for our industry as of our 2023 Form 10-K filing date.

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SAFETY	HUMAN CAPITAL
We focus on company-wide accident prevention, not just OSHA compliance. We believe safety has more to do with what is in the minds of our workers and the hearts of our management. Our employees receive comprehensive training and certification in OSHA 10-Hour Safety. Managers and supervisors receive OSHA 30-hour safety training. We also provide our employees with the safety equipment they need to perform their work. Our Think 5 x 5 initiative increases worker awareness and enhances the company culture to “Safely take 5 seconds and 5 steps back” to think about their surroundings and work area to make sure it is a safe environment. We strictly adhere to all federal, state, and local regulations.

We provide opportunities for personal and professional growth and development and invest in leadership training, mentoring, and succession planning initiatives to equip our future leaders for generations to come.

We have created in-house training courses specific to leadership, communication, relationship management, diversity and inclusion, ethics and conduct in the workplace, and many more key competencies for our employees’ development.

ENVIRONMENT	CONTINUOUS IMPROVEMENT

We believe that the work we perform to optimize and upgrade systems and to enable wise controls allows our customers to reduce their energy use, which in turn reduces our nation’s carbon footprint. Our emphasis on environmental stewardship and improving productivity drives our effort to become more energy efficient.

We strive to minimize our environmental impacts through Board oversight, regulatory compliance, ongoing improvement investments, local specialists, and community group involvement. Our Board supplies high-level oversight of our corporate sustainability performance and material sustainability issues, as applicable, through the Nominating, Governance, and Sustainability Committee, which reviews and advises on updates from our internal Sustainability Committee, made up of a diverse set of corporate leadership, on at least a bi-annual basis.

We have invested in the experts, training, and internal and external knowledge transfer to ensure that we are properly scaling, achieving true buildability, and fundamentally and continuously improving our design capabilities to meet our customers’ evolving requirements.

We are improving productivity by increasing use of innovative techniques in prefabrication, project design, and planning, as well as in coordination and production methods. Our investments in design and building information modeling enable us to collaborate with our customers to achieve reliable and energy efficient construction outcomes and to eliminate unnecessary waste. We work to identify, develop, and implement new materials, products, and methods that can achieve greater productivity and more efficient and sustainable outcomes.

OUR COMMUNITIES	DIVERSITY AND INCLUSION

We believe in making a positive difference in people’s lives and maintaining the health and welfare of the communities where we live and work.

We promote, encourage, and support a diverse range of corporate social responsibility activities. Our employees’ involvement in the many initiatives we support is integral to the success of our impact in the communities where we operate.

We are an equal opportunity employer, and we welcome and celebrate our teams’ differences, experiences, and beliefs. We expect all employees to be treated with dignity and respect in an environment free from discrimination and harassment regardless of race, color, religion, sex, sexual orientation, gender identity or expression, national origin, age, disability, veteran status, genetic information, or any other protected class. We know that diversity is truly a competitive advantage that helps drive growth and innovation, and we have increasingly focused on diversity and inclusion programs within our Company. Diversity and inclusion is among our leadership team’s top priorities, with clearly outlined near-term actions to accelerate progress in outreach, representation, development, and advancement of underrepresented groups within our Company. The Compensation and Human Capital Committee of our Board of Directors provides oversight on our diversity and inclusion strategy.

Overview of Audit Matters

The Audit Committee has re-appointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024.

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Stockholder Engagement and Compensation Overview

Stockholder Engagement

Throughout the year, we meet regularly with investors and actively seek their input on topics related to our performance and our compensation and governance policies, as well as a wide variety of other topics on which they may have feedback, so that we may address any questions or concerns of our stockholders. We value our stockholders’ input and welcome feedback through our ongoing engagement practices. Our stockholders are generally supportive of our executive compensation program, which is summarized below, as evidenced by our historically high levels of support for say-on-pay proposals.

Compensation Objectives

•	Provide competitive total compensation consistent with job scope, experience, and related skills
•	Link bonus opportunities to the Company’s performance
•	Grant equity compensation at competitive levels, a significant portion of which is performance-based
•	Avoid unnecessary and imprudent risks
•	Attract and motivate talented executive officers and minimize turnover of senior-level Company employees, which contributes to the stability and continuity of senior leadership

Compensation Highlights

COMPENSATION PRACTICES
A majority of each executive officer’s compensation is at-risk (i.e., variable and not fixed).*	Executive officers and directors are subject to stock ownership requirements.
A majority of each executive officer’s compensation is tied to the Company’s financial performance and/or stock price.*	The Company has adopted a compensation clawback policy and an anti-hedging/pledging policy that apply to all executive officers.
50% of each executive officer’s equity awards are subject to the Company achieving specific performance goals over a 3-year time horizon.*	The Compensation and Human Capital Committee and management routinely engage with independent third parties, including an independent compensation consultant and the Company’s stockholders, to advise and provide feedback on executive compensation matters.
*	Assuming target performance is achieved, when applicable, and based on grant date values of annual equity awards. Does not take into account any one-time equity awards outside of the annual equity award cycle.

Pay-For-Performance

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General Meeting Information

TIME AND DATE Friday, May 17, 2024 11:00 a.m. Central Time	LOCATION The Houstonian 111 North Post Oak Lane Houston, Texas 77024	RECORD DATE Stockholders of record at the close of business on March 18, 2024 are entitled to notice of, and to vote at, the Annual Meeting.

Why am I receiving this Proxy Statement?

The enclosed proxy is solicited by the Board of Directors (the “Board”) of Comfort Systems USA, Inc. (the “Company”) for the 2024 Annual Meeting of Stockholders (the “Annual Meeting”), to be voted at the Annual Meeting. This proxy statement and the enclosed proxy are first being provided to stockholders on or about April 8, 2024.

When and where is the 2024 Annual Meeting of Stockholders?

The Annual Meeting will be held at The Houstonian, 111 North Post Oak Lane, Houston, Texas 77024, at 11:00 a.m. Central Time on Friday, May 17, 2024, and at any reconvened meetings after any adjournments or postponements thereof.

Who can vote?

The holders of record of shares of the Company’s common stock, $.01 par value per share (“Common Stock”), at the close of business on March 18, 2024 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting.

How do I vote?

If you are a record stockholder, you may vote in person at the Annual Meeting or by proxy. You may submit your vote by proxy by providing your voting instructions by internet or telephone or by signing, dating, and returning a proxy card. The instructions for each method of voting are on the proxy card. If you wish to vote in person at the meeting, be sure to bring a form of personal picture identification with you.

What are the voting rights of holders of Common Stock?

Each share of Common Stock is entitled to one vote on each matter before the Annual Meeting.

What are my voting choices and what is the required vote?

By giving us your proxy, you authorize the persons named on the proxy card to vote your shares in the manner you indicate at the Annual Meeting or at any adjournments or postponements thereof.

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Proposal	Voting Choices	Board Recommendation	Voting Details and Applicable Policies	Withholding, Abstaining, and Broker Non-Votes
1 Election of Directors In the vote on the election of director nominees nominated by the Board of Directors to serve until the 2025 Annual Meeting, stockholders may:	• Vote for all nominees • Withhold authority from the proxy holders to vote for all nominees • Vote for all nominees except those specified	FOR all nominees	The Board recommends a vote FOR all nominees. If a quorum is present, the ten nominees for election as directors receiving the greatest number of votes properly cast at the Annual Meeting, or at any adjournments or postponements thereof, will be elected. The Company has a policy to address the resignation of an incumbent director who receives more votes “withheld” than votes “for” his or her election. See the subsection titled “Director Resignation Policy” below.	Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Broker non-votes will be counted toward a quorum, but will not be taken into account in determining the outcome of the election.
2 Ratification of Auditors In the vote on whether to ratify the selection of Deloitte & Touche LLP as independent auditors for the Company for the year ending December 31, 2024, stockholders may:	• Vote for ratification • Vote against ratification • Abstain from voting on ratification	FOR	The Board recommends a vote FOR ratification. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether to retain Deloitte & Touche LLP, but still may retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. The affirmative vote of a majority of the votes cast by stockholders represented at the Annual Meeting and entitled to vote on this proposal will be required to ratify the appointment of the independent auditors.	Abstentions will be counted toward a quorum, but will not be taken into account in determining the outcome of this vote.
3 “Say on Pay” Vote In the non-binding advisory vote on whether to approve the compensation paid by the Company to its named executive officers, stockholders may:	• Vote for approval • Vote against approval • Abstain from voting on the approval	FOR	The Board recommends a vote FOR approval. The affirmative vote of a majority of the votes cast by stockholders represented at the Annual Meeting and entitled to vote on this proposal will constitute the stockholders’ non-binding approval with respect to the Company’s executive compensation program. The Board and the Compensation and Human Capital Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation.	Abstentions and broker non-votes will be counted toward a quorum, but will not be taken into account in determining the outcome of this vote.

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What constitutes a quorum?

A quorum is the minimum number of shares required to hold a meeting. Consistent with Delaware law and the Company’s Bylaws, the holders of a majority in number of the total outstanding shares of stock of the Company entitled to vote at the meeting, present in person or represented by proxy, constitutes a quorum as to that matter. As of the Record Date, 35,684,609 shares of Common Stock, representing the same number of votes, were outstanding. Therefore, the presence of holders of Common Stock representing at least 17,842,305 votes will be required to establish a quorum.

What is the difference between holding shares as a stockholder of record and as a beneficial owner of shares held in street name?

If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company (formerly American Stock Transfer & Trust Company), you are considered the stockholder of record with respect to those shares, and the accompanying Notice of Annual Meeting was sent directly to you by the Company.

If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice of Annual Meeting was forwarded to you by your bank, broker, or other intermediary. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.

What happens if I do not give specific voting instructions?

If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares FOR the nominees listed in Proposal 1, FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s auditors for 2024 in Proposal 2, and FOR approval with respect to the Company’s executive compensation program in Proposal 3.

If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under New York Stock Exchange (“NYSE”) rules, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters (including uncontested director elections and “Say on Pay”). If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter (including uncontested director elections and “Say on Pay”), the organization that holds your shares will inform our election inspectors that it does not have the authority to vote on this matter with respect to your shares and your shares will not be voted. This is generally referred to as a “broker non-vote.” When our election inspectors tabulate the votes for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present but will not otherwise be counted. We encourage you to provide voting instructions to the organization that holds your shares.

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Can I change my vote after I return my proxy card?

Yes. A proxy may be revoked by a record stockholder at any time before it is voted by (i) returning to the Company another properly signed proxy bearing a later date, (ii) delivering a written revocation to the Secretary of the Company no later than the close of business on May 16, 2024, or (iii) attending the Annual Meeting, or any adjourned session thereof, and voting the shares covered by the proxy in person. If your stock is held in street name, you must follow the instructions of the broker, bank, or nominee as to how to change your vote.

Who pays to prepare, mail, and solicit the proxies?

The Company will pay the expense of soliciting proxies. In addition to the solicitation of proxies by use of the mails, the Company may use the services of its officers, directors, and regular employees as well as brokerage houses and other stockholders to solicit proxies personally and by mail, telephone, or email communication. The Company will reimburse brokers and other persons for their reasonable charges and expenses in forwarding soliciting materials to their principals. Officers and employees of the Company will receive no compensation in addition to their regular salaries to solicit proxies.

Who tabulates the votes?

Votes cast by proxy or in person at the Annual Meeting will be counted by two people appointed by the Company to act as election inspectors for the Annual Meeting.

Could other matters be decided at the Annual Meeting?

We do not know of any matters that may be properly presented for action at the Annual Meeting other than Proposals 1, 2, and 3. If other business does properly come before the Annual Meeting, the persons named in the proxy intend to act on those matters as they deem advisable. With respect to shares held in street name, the nominee may vote on those matters, subject to the NYSE’s rules on the exercise of discretionary authority.

What happens if the Annual Meeting is postponed or adjourned?

Your proxy may be voted at the postponed or adjourned Annual Meeting. You will still be able to change your proxy until it is voted.

How can I find the Company’s governance documents, such as its corporate Governance Standards, Director Independence Guidelines, Code of Conduct, and Board committee charters?

All these documents can be found on our website at http://investors.comfortsystemsusa.com under the “Governance” tab. Please note that documents and information on our website are not incorporated into this proxy statement by reference. These documents are also available in print by writing to the Office of the General Counsel, 675 Bering Drive, Suite 400, Houston, Texas 77057.

How can I receive a copy of the Annual Report?

The Annual Report to Stockholders, which includes the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, accompanies this proxy statement and may also be accessed through our website—http://investors.comfortsystemsusa.com.

Where can I find the voting results of the Annual Meeting?

We plan to announce the preliminary voting results at the Annual Meeting and to publish the final results in a current report on Form 8-K, which we will file with the United States Securities and Exchange Commission (the “SEC”) and make available on our website—http://investors.comfortsystemsusa.com.

When and where will a list of stockholders be available?

A list of stockholders of record will be available for examination at the Company’s headquarters during ordinary business hours for the ten days prior to the Annual Meeting.

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PROPOSAL 1

Election of Directors

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE TEN DIRECTOR NOMINEES.

Board of Directors

Ten directors will be elected at the Annual Meeting to serve for a one-year term expiring at the Annual Meeting of Stockholders expected to be held in May 2025.

The nominees for election at the Annual Meeting are:

• Darcy G. Anderson • Herman E. Bulls	• Rhoman J. Hardy • Brian E. Lane	• Pablo G. Mercado • Franklin Myers	• William J. Sandbrook • Constance E. Skidmore	• Vance W. Tang • Cindy L. Wallis-Lage

(each a “Nominee” and collectively the “Nominees”). Mr. Hardy took office in October 2023 and is thus standing for his first election at an annual meeting of stockholders.

If elected, each Nominee has agreed to serve for a term of one year expiring at the 2025 Annual Meeting of Stockholders. It is expected that all the Nominees will be able to serve, but if any Nominee is unable to serve, the proxies reserve discretion to vote, or refrain from voting, for a substitute nominee.

Information with Respect to Nominees for Director

Key Information About Our Nominees

					Committee Membership
Name	Primary (or Former) Occupation	Age	Director Since	Independent	Audit	Compensation and Human Capital	Nominating, Governance, and Sustainability
Darcy G. Anderson	Vice Chairman of Hillwood Management	67	2008
Herman E. Bulls	Vice Chairman, Americas and International Director of JLL	68	2001
Rhoman J. Hardy	Former Senior Vice President of Shell USA, Inc.	55	2023
Brian E. Lane	President and CEO of Comfort Systems USA	67	2010
Pablo G. Mercado	CFO of Lithium Americas Corp.	47	2018
Franklin Myers ✪	Former CFO of Cameron International	71	2005
William J. Sandbrook	Chairman and Co-CEO of Andretti Acquisition Corp.	66	2018
Constance E. Skidmore	Former Managing Partner and Board Member of PwC	72	2012
Vance W. Tang	President of VanTegrity Consulting	57	2012
Cindy L. Wallis-Lage	Former Executive Director, Sustainability & Resilience of Black & Veatch	61	2021
✪	Board Chair	Committee chair	Committee member	Audit Committee financial expert

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Set forth below are the names, ages as of March 31, 2024, and principal occupations for at least the past five years of each of the Nominees and the names of any other public companies on which each is currently serving, or has served in the past five years, as a director:

DARCY G. ANDERSON
Age 67 Director Independent	Committees: • Audit • Compensation and Human Capital

Darcy G. Anderson has served as a Director of the Company since March 2008. Since April 2009, Mr. Anderson has served as Vice Chairman of Hillwood Management, a real estate, oil and gas, and investments company. From November 2000 until April 2009, Mr. Anderson served as Chief People Officer and Vice President for Perot Systems Corporation, an information technology services and consulting firm. Prior to joining Perot Systems, Mr. Anderson held various positions at Hillwood Development Corporation beginning in 1987, including Senior Vice President for Corporate Affairs and Chief Operating Officer. Mr. Anderson also served as president of Hillwood Urban, overseeing all of the operations and development for the company’s Victory project and the new American Airlines Center in downtown Dallas. He also served in various leadership roles for the Perot ’92 Presidential Campaign. Mr. Anderson joined Electronic Data Systems (EDS) in 1983 working in recruiting management. Prior to his employment with EDS, Mr. Anderson completed five years of active duty in the United States Army Corp of Engineers. He is on the Executive Committee of the Dallas Regional Chamber of Commerce. He is a Civilian Aide to the Secretary of the Army representing North Texas. Mr. Anderson is a graduate of the United States Military Academy at West Point.

Mr. Anderson has significant experience and knowledge of real estate development, human resources and leadership development practices, energy efficiency, corporate facilities management, and information technology services.

HERMAN E. BULLS
Age 68 Director Independent	Committees: • Nominating, Governance, and Sustainability

Herman E. Bulls has served as a Director of the Company since February 2001. Mr. Bulls serves as Vice Chairman, Americas and International Director of JLL, an international full-service real estate firm. He is the founder of JLL’s Public Institutions division and served as Chairman and Chief Executive Officer from January 2002 until January 2014. From September 2000 until August 2001, Mr. Bulls served as Executive Vice President and Chief Operating Officer of one of the nation’s largest Fannie Mae multifamily lenders. From March 1998 to September 2000, Mr. Bulls was a Managing Director for JLL. From 1989 until 1998, he held several positions with the predecessor organization, LaSalle Partners. Prior to his employment with JLL, he served over eleven years of active duty service with the United States Army. Mr. Bulls was the Co-Founder, President, and Chief Executive Officer of Bulls Capital Partners, a commercial mortgage firm. He sold the firm to a Wall Street entity in 2010. Mr. Bulls retired as a Colonel from the Army Reserve. Mr. Bulls is a member of the Board of Directors of the West Point Association of Graduates, serves as a member of the Real Estate Advisory Committee for New York State Teachers’ Retirement System, and serves on the Board of Directors of Host Hotels, USAA, Collegis Education, and Fluence Energy, where he serves as Chairman of the board. Mr. Bulls also currently serves on the Board of Governors for the American Red Cross, the Military Bowl Foundation (emeritus), and the Defense Policy Board. Mr. Bulls previously served on the Board of Directors of American Campus Communities from January 2021 to August 2022, when the firm was purchased by Blackstone, Computer Sciences Corporation (CSC) from 2015 to 2017, Exelis Inc. from 2011 until its 2015 merger with Harris Corporation, Tyco International from 2014 until its 2016 merger with Johnson Controls International PLC, and Rasmussen College until its sale to a private equity partner. Mr. Bulls is a graduate of the United States Military Academy at West Point and of the Harvard Business School.

Mr. Bulls has decades of real estate and finance experience with a particular knowledge of team-building, marketing, and strategic development. Additionally, he is a seasoned director with vast governance experience with public, private, and not-for-profit organizations.

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RHOMAN J. HARDY
Age 55 Director Independent	Committees: • Audit

Rhoman J. Hardy has served as a Director of the Company since October 2023. Mr. Hardy founded HardLine Consulting LLC in July 2022, providing expertise in strategy and leadership to companies focused on energy, technical services, and infrastructure. Prior to then, he served in various leadership positions with Shell USA, Inc., having most recently served as Senior Vice President, Shell Chemicals and Products, for the U.S. Gulf Coast from December 2018 until his retirement in May 2022 and General Manager, Shell Geismar Chemical Site, from June 2015 to December 2018. Mr. Hardy first joined Shell in 1988. Mr. Hardy is a Director with HF Sinclair and an operating partner with Bernhard Capital. Mr. Hardy also serves on the board of the following non-profit organizations: Baton Rouge General Hospital System and Louisiana State University Foundation. He is a graduate of Louisiana State University with a B.S. in Electrical Engineering and Rice University with an Executive MBA.

Mr. Hardy has a background in engineering and offers extensive technical and operational expertise as well as experience in executive management and service as a director on a public company board.  Mr. Hardy was recommended by a non-management director as nominee for director.

BRIAN E. LANE
Age 67 Director, President, and Chief Executive Officer	Committees: • Not applicable

Brian E. Lane has served as Chief Executive Officer and President of the Company since December 2011 and as a Director since November 2010. Mr. Lane served as the Company’s President and Chief Operating Officer from March 2010 until December 2011. Mr. Lane joined the Company in October 2003 and served as Vice President and then Senior Vice President for Region One of the Company until he was named Executive Vice President and Chief Operating Officer in January 2009. Prior to joining the Company, Mr. Lane spent fifteen years at Halliburton, the global service and equipment company devoted to energy, industrial, and government customers. During his tenure at Halliburton, he held various positions in business development, strategy, and project initiatives. He departed as the Regional Director of Europe and Africa. Mr. Lane’s additional experience included serving as a Regional Director of Capstone Turbine Corporation, a distributed power manufacturer. He also was a Vice President of Kvaerner, an international engineering and construction company where he focused on the chemical industry. Mr. Lane is a member of the Board of Directors of Main Street Capital Corporation and previously served as a member of the Board of Directors of Griffin Dewatering Corporation. Mr. Lane earned a Bachelor of Science in Chemistry from the University of Notre Dame and his MBA from Boston College.

Mr. Lane has more than thirty years of experience in the construction and engineering industries. As the Company’s Chief Executive Officer and President, Mr. Lane provides the Board a valuable perspective on the Company’s day-to-day operations and on current trends and developments in the industry.

PABLO G. MERCADO
Age 47 Director Independent	Committees: • Audit • Compensation and Human Capital

Pablo G. Mercado has served as a Director of the Company since November 2018. Mr. Mercado has served as Executive Vice President and Chief Financial Officer of Lithium Americas Corp. since April 2023 (both before the 2023 separation transaction, through which it created a separate public company consisting of its North American business, and continuing in that role for the North American business formed under the same name). Previously, Mr. Mercado served as Executive Vice President and Chief Financial Officer of EnLink Midstream, LLC, a midstream energy services company, from July 2020 to December 2022. Prior to July 2020, Mr. Mercado served as Senior Vice President and Chief Financial Officer of Forum Energy Technologies, Inc. (“Forum Energy”), a global oilfield products company, from March 2018 to July 2020. Mr. Mercado also previously held various finance and corporate development positions at Forum Energy since joining in November 2011, including Senior Vice President, Finance from June 2017 to March 2018 and Vice President, Operations Finance from August 2015 to June 2017. Prior to Forum Energy, Mr. Mercado was an investment banker with the Oil and Gas Group of Credit Suisse Securities (USA) LLC where he worked with clients in the energy industry from 2005 to 2011. Between 1998 and 2005, Mr. Mercado was an investment banker at UBS Investment Bank and Bank of America. Mr. Mercado holds a B.B.A. from the Cox School of Business, a B.A. in Economics from the Dedman College at Southern Methodist University, and an M.B.A. from The University of Chicago Booth School of Business.

Mr. Mercado has extensive public company finance and accounting experience, and he has significant experience in corporate strategy and operations.

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FRANKLIN MYERS
Age 71 Director and Board Chair Independent	Committees: • Nominating, Governance, and Sustainability

Franklin Myers has served as a Director of the Company since May 2005 and as Chair of the Board since May 2014. Mr. Myers has been a Senior Advisor and advisory director of Quantum Energy Partners, a private equity firm, since February 2013. From April 2008 until March 2009, Mr. Myers served as Senior Advisor to Cameron International Corporation, a global provider to the oil & gas and process industries. Mr. Myers served as the Senior Vice President of Finance and Chief Financial Officer of Cameron International Corporation from 2003 to 2008. From 1995 to 2003, Mr. Myers served at various times as Senior Vice President and President of a division within Cameron as well as General Counsel and Secretary. Prior to joining Cameron in 1995, Mr. Myers served as Senior Vice President and General Counsel of Baker Hughes Incorporated, and an attorney and partner at the law firm of Fulbright & Jaworski, now known as Norton Rose Fulbright. Mr. Myers currently serves as Chairman of the Board of Directors of HF Sinclair Corporation, and Mr. Myers also serves on the boards of three small private manufacturing companies. Mr. Myers served on the Board of Directors of Seahawk Drilling Company from 2009 until 2011; Frontier Oil Corporation—a predecessor of HF Sinclair Corporation—from 2009 until its 2011 merger with Holly Corporation; HollyFrontier Corporation from 2011 until its merger with HF Sinclair in 2022; Ion Geophysical Corporation from 2001 to 2019; Forum Energy Technologies from 2011 until March 2018; and NCS Multistage from 2017 to 2020. Mr. Myers holds a Bachelor of Science, Industrial Engineering, from Mississippi State University and a J.D. degree from the University of Mississippi.

Mr. Myers has several decades of public company experience, with a particular knowledge of operations, financial management, and legal affairs. Additionally, Mr. Myers has significant experience serving on other public company boards and has served as an adjunct professor at the University of Texas School of Law where he taught a course on mergers and acquisitions.

WILLIAM J. SANDBROOK
Age 66 Director Independent	Committees: • Audit • Compensation and Human Capital

William J. Sandbrook has served as a Director of the Company since April 2018. Mr. Sandbrook has served as Chairman and Co-CEO of Andretti Acquisition Corp., a special purpose acquisition company formed for the purpose of effecting a business combination, since January 2022. From August 2011 until his retirement in April 2020, Mr. Sandbrook served as President and Chief Executive Officer of U.S. Concrete, Inc., a company specializing in concrete and heavy construction aggregates, and as the Chairman of the Board from May 2018 until April 2020. From June 2008 until August 2011, Mr. Sandbrook was Chief Executive Officer of Oldcastle Inc.’s Products and Distribution Group. From 2006 to June 2008, Mr. Sandbrook was Chief Executive Officer of Oldcastle Architectural Product’s group responsible for Oldcastle’s U.S. and Canadian Operations, as well as CRH plc’s business in South America. From 2003 to 2006, Mr. Sandbrook served as President of Oldcastle Materials West Division. From 1995 to 2002, Mr. Sandbrook served as President and Chief Executive Officer of Tilcon New York, and as Vice President from 1992 to 1995. Prior to 1992, Mr. Sandbrook spent thirteen years in the U.S. Army. In recognition of his efforts at Ground Zero after the September 11th bombing of the World Trade Center, Mr. Sandbrook was named the Rockland County, New York 2002 Business Leader of the Year, the Dominican College 2002 Man of the Year, and the American Red Cross 2003 Man of the Year for Southern New York. In 2017, Mr. Sandbrook was awarded the Lifetime Achievement Award by the New Jersey Concrete and Aggregate Association. In March of 2018, he was awarded the William B. Allen Award from the National Ready Mixed Concrete Association in recognition of his lifetime commitment to the concrete industry. Also in March of 2018, Mr. Sandbrook was inducted into the Pit and Quarry Magazine’s Hall of Fame. From March 2019 through March 2020, Mr. Sandbrook held the position of Chairman of the National Ready Mix Concrete Association. In June, 2023, he was appointed to the board of Knife River Corporation. Mr. Sandbrook is a registered Professional Engineer and holds an MBA from Wharton, a Master of Science in Systems Engineering from the University of Pennsylvania, a Master in Public Policy from the Naval War College, a Master of Arts in International Relations from Salve Regina University, and a Bachelor of Science from the United States Military Academy.

Mr. Sandbrook has over thirty years of operations experience in the building materials and construction industries, including significant experience as a Chief Executive Officer and experience as a public company board member.

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CONSTANCE E. SKIDMORE
Age 72 Director Independent	Committees: • Audit • Compensation and Human Capital

Constance E. Skidmore has served as a Director of the Company since December 2012. Ms. Skidmore retired from PricewaterhouseCoopers, a public accounting firm, in 2009 after serving for more than two decades as a partner, including a term on its governing board. Ms. Skidmore serves on the Board of Directors and chairs the Audit Committees of Sensata Technologies (NYSE: ST) and Proterra, Inc. (NASDAQ: PTRA) as well as serves on the boards of two other privately-held and non-profit companies: The V Foundation for Cancer Research and Viz Kinect. Ms. Skidmore previously served on the Board of Directors and Audit Committee of Shortel, Inc. (NASDAQ: SHOR) from 2014 until 2017 when it was acquired by Mitel Networks Corporation. Ms. Skidmore is a graduate of Florida State University and earned a Master of Science in Taxation from Golden Gate University.

Ms. Skidmore has more than thirty years of experience in accounting and finance, including in the construction industry, and significant experience and knowledge in talent management and strategic planning.

VANCE W. TANG
Age 57 Director Independent	Committees: • Nominating, Governance, and Sustainability

Vance W. Tang has served as a Director of the Company since December 2012. Mr. Tang has been President and Owner of VanTegrity Consulting, a strategy and leadership consulting services and executive coaching provider, since August 2012. Mr. Tang previously owned a wealth management business, VanTegrity Financial, LLC, from February 2012 to December 2016. He served as President and Chief Executive Officer of the U.S. subsidiary of KONE OY, a public company and a leading global provider of elevators and escalators, and Executive Vice President of KONE Corporation from February 2007 until August 2012. In this role, he led the organization through a major transformation around customer focus and profitable growth. Prior to joining KONE, he was Vice President and General Manager at Honeywell Building Control Systems. Previously, he spent over fourteen years at Trane, a supplier of heating, ventilation, and air conditioning systems to both the residential and commercial markets. He serves as the Chairman of the Board of Directors of American Woodmark Corporation (NASDAQ: AMWD) and previously on the Board of Governors of the Center for Creative Leadership. Mr. Tang has a Bachelor of Science degree in Electrical Engineering and an MBA degree from the University of Wisconsin.

Mr. Tang has deep operations experience in the building construction and service industries, including experience as a Chief Executive Officer, and he also has experience serving on other public company boards. Additionally, Mr. Tang is currently serving as our Board Liaison for Cybersecurity, leveraging his CERT Certificate in Cybersecurity Oversight, engineering background, and business leadership experience.

CINDY L. WALLIS-LAGE
Age 61 Director Independent	Committees: • Nominating, Governance, and Sustainability

Cindy L. Wallis-Lage has served as a Director of the Company since May 2021. Ms. Wallis-Lage retired from Black & Veatch, an engineering, procurement, consulting, and construction company, on September 30, 2022. At Black & Veatch, she served as Executive Director, Sustainability and Resilience from January 2022 until her retirement. Previously, during her 36 years of experience at Black & Veatch, Ms. Wallis-Lage served in various roles, including President, Water Business from January 2012 to December 2021, Executive Managing Director of Technical Solutions from January 2010 to January 2012, and Chief of Water Technology Group from February 2006 to January 2010. She served on the Black & Veatch Board of Directors from March 2012 through September 2022. She currently serves on the Board of Directors for Veralto and Metiri Group. She serves as an advisory board member for Cambi ASA. Ms. Wallis-Lage earned her bachelor’s degree in Civil Engineering from Kansas State University and her master’s degree in Environmental Health Engineering from the University of Kansas.

Ms. Wallis-Lage has extensive senior executive experience leading strategies, development, and operations of a global business and development of sustainability practices.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE DIRECTORS LISTED ABOVE IN PROPOSAL NUMBER 1.

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Board Qualifications Matrix

The following matrix: (1) summarizes desired qualifications, skills and experience, which we believe are appropriate for consideration as we propose leaders to advance our strategy and provide proper oversight, and (2) illustrates the number of Nominees to whom each qualification applies:

Board Qualifications Matrix

*	2 female directors and 3 directors who self-identify as racially / ethnically diverse

Meetings of the Board and Committees

During the year ended December 31, 2023, the Board held five regular meetings and five special meetings. At each regularly scheduled meeting of the Board, the non-employee directors, each of whom is independent, met separately from management in executive session under the direction of Mr. Myers, the Chair of the Board. Members of the Board are encouraged to attend the Annual Meeting and all members of the Board attended the Annual Meeting in 2023. Additional information regarding the determination of director independence is set forth below under the subsection titled “Independence.” Each director has attended at least 75% of the aggregate number of meetings of the Board and the Board committees of which he or she was or is a member that took place during his or her term of office.

The Board has several committees. Each of these committees and their members are described below. The Board has adopted a written charter for each of these committees (with the exception of the Executive Committee), which, together with the Company’s corporate Governance Standards and Independence Guidelines, are available:

ON OUR CORPORATE WEBSITE http://investors.comfortsystemsusa.com under the “Governance” tab	BY WRITING TO Comfort Systems USA, Inc. Attention: Office of the General Counsel 675 Bering Drive, Suite 400 Houston, Texas 77057

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Audit Committee

PABLO G. MERCADO ★	DARCY G. ANDERSON	RHOMAN J. HARDY	WILLIAM J. SANDBROOK	CONSTANCE E. SKIDMORE

PRIMARY RESPONSIBILITIES

The Audit Committee:

•

reviews with management and the independent auditors the Company’s quarterly and annual financial statements, the scope of the audit, any comments made by the independent auditors, and such other matters as the committee deems appropriate;

•

annually reviews the enterprise risk management matrix, which addresses a wide variety of risks including, but not limited to, key cybersecurity, environmental, and social risks affecting, or potentially affecting, the Company;

•

reviews the performance and retention of the Company’s independent auditors;

•

reviews with management those matters relating to compliance with corporate policies, as the committee deems appropriate; and

•

reviews and reassesses the adequacy of its charter every year.

QUALIFICATIONS

•

The Board has determined that the Audit Committee consists entirely of directors who meet the independence requirements of the NYSE’s listing standards, the Board’s Independence Guidelines (discussed below in the subsection titled “Independence”) and the rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

•

No member is or has been an executive officer or employee of the Company at any time.

•

The Board has determined that each member of the Audit Committee is financially literate and, based on accounting or related financial management expertise, that four members are audit committee financial experts.

MEETINGS IN 2023

•

8 regular

•

No special

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Compensation and Human Capital Committee

CONSTANCE E. SKIDMORE ★	DARCY G. ANDERSON	PABLO G. MERCADO	WILLIAM J. SANDBROOK

PRIMARY RESPONSIBILITIES

The Compensation and Human Capital Committee:

•

establishes and administers the Company’s executive compensation program;

•

reviews, and advises the Board with respect to, significant organizational changes, leadership development, and leadership succession, other than the succession of the Chief Executive Officer, which is overseen by the Nominating, Governance, and Sustainability Committee;

•

establishes and regularly reviews the compensation levels of executive officers and other key managers and approves incentive awards;

•

assists the Board in its oversight of the Company’s policies and strategies relating to human capital management, including safety, culture, diversity, equity, and inclusion;

•

annually performs a risk assessment of the Company’s compensation programs;

•

annually reviews compliance with the Company’s stock ownership guidelines by executive officers; and

•

reviews with management reports regarding significant conduct issues that could affect the Company’s culture and any related employee actions.

The Compensation and Human Capital Committee may delegate any of its responsibilities to a subcommittee thereof and has the authority to hire a professional consultant to review and analyze the Company’s compensation programs.

ROLE OF THE INDEPENDENT COMPENSATION CONSULTANT AND MANAGEMENT

•

In 2023, the committee retained Compensation Advisory Partners to advise the committee during its review of the Company’s short-term and long-term incentive compensation programs and to provide a comprehensive analysis of executive compensation survey data and market trends.

•

The committee’s work with Compensation Advisory Partners is described in greater detail below in the subsection titled “Independent Compensation Consultant; Use of Market Data.”

•

Further, as discussed below in the section titled “Compensation Discussion and Analysis,” the Compensation and Human Capital Committee consults with management in developing compensation plans for the Company.

QUALIFICATIONS

•

The Board has determined that the Compensation and Human Capital Committee consists entirely of directors who meet the independence requirements of the NYSE listing standards, the Board’s Independence Guidelines, and the rules and regulations under the Exchange Act.

•

No member is or has been an executive officer or employee of the Company at any time.

MEETINGS IN 2023

•

5 regular

•

1 special

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Nominating, Governance, and Sustainability Committee

VANCE W. TANG ★	HERMAN E. BULLS	FRANKLIN MYERS	CINDY L. WALLIS-LAGE

PRIMARY RESPONSIBILITIES

The Nominating, Governance, and Sustainability Committee:

•

evaluates the structure and membership of the Board;

•

evaluates candidates for nomination to the Board, as appropriate;

•

reviews the compensation structure for the non-employee directors and the frequency and content of meetings;

•

annually reviews compliance with the Company’s stock ownership guidelines by non-employee directors;

•

establishes and reviews the Company’s succession plan for its Chief Executive Officer;

•

reviews the Company’s sustainability strategy, initiatives, policies, and reporting at least bi-annually and receives periodic reports from the Company’s management responsible for these activities;

•

reviews political and charitable contributions made by the Company; and

•

makes recommendations to the Board on all such matters.

COMMITTEE CONSIDERATION OF CANDIDATES

•

The committee’s diversity policy values diversity in its broadest sense, reflecting, but not limited to, an individual’s gender, ethnicity, race, age, disability, gender identity or expression, military veteran status, national origin, religion, sexual orientation, skills, and other backgrounds and experiences, and endeavors to include candidates who are diverse in the qualified pool from which Board candidates are chosen. The committee is committed to actively seeking out, and pursuant to the Company’s Governance Standards will instruct any search firm it engages to identify, individuals who will contribute to the diversity of the Board to be included in the pool of candidates from which nominees to the Board are selected.

•

The committee periodically examines the composition of the Board to ensure that the Board, taken as a whole, has the necessary skills and experience to steer the Company toward its stated objectives, as well as the necessary skills and experience to set the Company’s future strategies.

•

Directors are nominated or elected by the Board, and stockholders may nominate directors as described further in the subsection below titled “Director Nomination by Stockholders.”

•

The committee identifies Board candidates through a variety of formal and informal channels. The committee has the authority to hire a professional search firm to help identify candidates with specific qualifications, and the committee retained Egon Zehnder to identify potential director candidates both in previous years and in 2023.

QUALIFICATIONS

•

The Board has determined that the Nominating, Governance, and Sustainability Committee consists entirely of directors who meet the independence requirements of the NYSE listing standards, the Board’s Independence Guidelines, and the rules and regulations under the Exchange Act.

MEETINGS IN 2023

•

3 regular

•

2 special

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Executive Committee

PRIMARY RESPONSIBILITIES

The Executive Committee:

•

was formed in August 2019 and held no meetings during 2023;

•

was established to act in place of the Board, and to exercise the authority and powers of the Board, while the Board is not in session; and

•

operates pursuant to authority that is specifically delegated to it by the Board, which authority may be revoked or modified by the Board and which is subject to all applicable laws, rules, and regulations and to the Company’s Certificate of Incorporation and Bylaws, as amended.

MEMBERSHIP

•

The committee’s membership is subject to change and is comprised of no less than three and no more than eight directors, including the Chair of the Board or Lead Director, the Chief Executive Officer, and at least one other member of the Board who shall be nominated by the chair of the committee as an interim member of the committee based on:

I

the circumstances under which the committee must take action,

II

the member’s relevant experience and skills,

III

the member’s availability when a meeting is necessary, and

IV

any other factor the chair reasonably considers to be relevant and proper.

•

The chair of the committee shall be the Chair of the Board, or the Lead Director if the Chair of the Board is also the Chief Executive Officer, or another director designated by the Chair of the Board or Lead Director.

Corporate Governance

The Board believes that the purpose of corporate governance is to maximize stockholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practices that the Board believes promote this purpose, are sound practices, and represent best practices, which we refer to as the Company’s “Governance Standards.” The Board continually reviews these governance practices, Delaware law (the state where the Company is incorporated), the rules and listing standards of the NYSE and SEC regulations, and best practices suggested by recognized governance authorities.

Our corporate governance documents include:

• Annual Sustainability Report • Independence Guidelines • Supplier Diversity Policy • Labor & Human Rights Policy	• Committee Charters • Governance Standards • Supplier Code of Conduct • Policy for Recoupment of Incentive Compensation	• Code of Conduct • Director Resignation Policy • Environmental Policy

Code of Conduct

The Company adopted a Compliance Policy in 1997, the year the Company was founded. That policy, with subsequent amendments discussed, approved, and adopted by the Board, including an amendment to change the title of the policy to our “Code of Conduct,” remains in effect and applies to the Company’s directors, officers, and employees who are subject to disciplinary action, including termination, for violations of the code. The code forms the basis of the Company’s ethics and compliance program and covers a wide range of areas. Many Company policies are summarized in the Code of Conduct, including conflict of interest, insider trading, confidentiality, human rights, and compliance with all laws and regulations applicable to the conduct of the Company’s business. The Code of Conduct is regularly reinforced to the Company’s employees and management through periodic ethics, equal opportunity employment, and anti-corruption trainings. Any amendments to the Code of Conduct or the grant of a waiver from a provision of the policy requiring disclosure under applicable SEC rules will be disclosed to the public. The Code of Conduct is posted, in both English and Spanish, under the “Governance” tab of the Company’s website at http://investors.comfortsystemsusa.com and is also available upon request to Comfort Systems USA, Inc., Office of the General Counsel, 675 Bering Drive, Suite 400, Houston, Texas 77057.

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Independence

The Board has adopted Independence Guidelines to assist the Board in making independence determinations relating to members of the Board. The criteria are consistent with the NYSE listing standards regarding director independence. For a director to be considered independent, the Board must determine that the director does not have a material relationship, directly or indirectly, with the Company. The Independence Guidelines are published on our website, http://investors.comfortsystemsusa.com under the “Governance” tab, and are also available by written request to Comfort Systems USA, Inc., Office of the General Counsel, 675 Bering Drive, Suite 400, Houston, TX 77057.

The Board has considered the independence of its members in light of the Independence Guidelines and the rules and regulations under the Exchange Act and NYSE, including each director’s affiliations and relationships, and has determined that Mses. Skidmore and Wallis-Lage and Messrs. Anderson, Bulls, Hardy, Mercado, Myers, Sandbrook, and Tang, who together constitute a majority of the Board, qualify as independent directors of the Company.

Retirement Policy

Under the Company’s Governance Standards, a director shall not be a candidate for reelection after his or her seventy-fifth birthday. In December 2023, this mandatory retirement age for directors was increased from 72 to 75 following the recommendation of the Nominating, Governance, and Sustainability Committee. The retirement age increase was implemented based on an analysis of several factors, including the committee’s review of potential succession plans and consideration of the relevant skills and expertise of the Board as a whole.

The Company’s Governance Standards, and other governance documents, are available:

ON OUR CORPORATE WEBSITE http://investors.comfortsystemsusa.com under the “Governance” tab	BY WRITING TO Comfort Systems USA, Inc. Attention: Office of the General Counsel 675 Bering Drive, Suite 400 Houston, Texas 77057

Director Nomination by Stockholders

The Board will consider director candidates recommended by stockholders for inclusion on the slate of directors nominated by the Board. Any stockholder may submit a candidate or candidates for consideration in conformity with the Bylaws and as set forth hereafter under the caption “Stockholder Proposals for 2025 Annual Meeting.” Stockholders desiring to recommend a candidate must submit the recommendation to the Nominating, Governance, and Sustainability Committee c/o the Corporate Secretary, Comfort Systems USA, Inc., 675 Bering Drive, Suite 400, Houston, Texas 77057. If a nominating stockholder is not a record holder, the stockholder must provide the same evidence of eligibility as set forth in Exchange Act Rule 14a-8(b)(2).

At the time the nominating stockholder submits the recommendation, the candidate must submit all personal information that the Company would be required to disclose in a proxy statement in accordance with Exchange Act rules. In addition, at that time the candidate must:

•	Certify that he or she meets the requirements to be: (a) independent under the NYSE’s listing standards and the Board’s Independence Guidelines, and (b) a non-employee director under Rule 16b-3 of the Exchange Act;

•	Consent to serve on the Board, if nominated and elected; and

•	Agree to complete, upon request, a customary director’s questionnaire.

In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must deliver notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 18, 2025.

The Nominating, Governance, and Sustainability Committee will evaluate any candidate recommended by a stockholder to determine whether he or she is highly qualified. The committee evaluates candidates recommended by stockholders in the same way it evaluates candidates proposed from other sources. In selecting nominees, particular consideration is given to those individuals who have substantial achievement in their personal and professional pursuits and whose talents, experience, and integrity would be expected to contribute to the best interests of the Company and to long-term stockholder value. In evaluating candidates, the committee considers various qualities and skills that it believes will benefit the Board and the stockholders, including, without limitation, general management experience, specialization in the Company’s principal business activities or finance, significant experience in issues encountered by public companies, and contribution to the diversity of the Board.

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Stockholder Engagement

Throughout the year, we meet regularly with investors and actively seek their input on topics related to our performance and our compensation and governance policies, as well as a wide variety of other topics on which they may have feedback, so that we may address any questions or concerns of our stockholders. During 2023, executive officers held more than 160 meetings, including those held during the course of eight investor conferences and six roadshows. This process is led by Brian Lane, President, Chief Executive Officer and member of the Board, and William George, Executive Vice President and Chief Financial Officer. In addition, as appropriate, we work to clarify and expand our disclosures as we prepare our next proxy statement based on such discussions. We value our stockholders’ input and welcome feedback through our ongoing engagement practices.

Communications With the Board

Stockholders and other interested parties may communicate directly with the Board by writing to Comfort Systems USA, Inc., Board of Directors, 675 Bering Drive, Suite 400, Houston, Texas 77057. The Chair of the Board will review these communications and will determine appropriate steps to address them. A stockholder wishing to communicate directly with the non-employee members of the Board may address the communication to “Non-Employee Directors, c/o Board of Directors” at the address listed above. These communications will be handled by the Chair of the Board, who is currently designated to preside at meetings of non-employee directors. Finally, communications can be sent directly to individual directors by addressing letters to their individual name, c/o the Board of Directors, at the address listed above. All communications received by the Company are sent directly to the Board or appropriate director.

Board Leadership Structure and Self-Evaluation Process

The Board does not have a formal policy regarding whether the position of Chair of the Board may be filled by the Company’s Chief Executive Officer. Instead, the Board has adopted a fluid approach to the Board’s leadership structure that allows for variations depending on the circumstances and changing needs of the Company over time.

Mr. Myers has served as a director since 2005 and has served as the Company’s Chair of the Board since May 2014. The Board has determined that Mr. Myers meets the independence requirements of the NYSE listing standards, the Board’s Independence Guidelines, and the rules and regulations under the Exchange Act. The Board has carefully considered its leadership structure and determined that currently it is in the best interests of the Company and its stockholders for the roles of Chair of the Board and Chief Executive Officer to be filled by different individuals. This structure allows the Chief Executive Officer to focus on the Company’s day-to-day operations.

Since the Company has an independent, non-executive Chair of the Board, the Company has determined that the role of a Lead Director is not currently necessary. The Board may appoint a Lead Director to coordinate the activities of the independent directors in the future at its discretion.

Pursuant to the Board’s policy, the Board conducts an annual self-evaluation process as follows: (i) each director evaluates the Board as a whole; (ii) each member of the Audit Committee, the Compensation and Human Capital Committee, and the Nominating, Governance, and Sustainability Committee evaluates the respective committee(s) on which he or she serves; and (iii) each director prepares an individual performance-related self-evaluation of himself or herself as well as other individual members of the Board. In connection with this annual self-evaluation, the Board considers whether the current leadership structure continues to be appropriate for the Company. The Board believes that directors should be responsive to the Company’s evolving circumstances and objectives, and that the Board’s leadership structure should adapt when necessary.

The Board’s Role in Risk Oversight

The Company’s full Board is actively involved in overseeing the Company’s risk management process. These activities are aligned with the Company’s strategy. The Audit Committee, Compensation and Human Capital Committee, and Nominating, Governance, and Sustainability Committee consider risks that fall within their respective areas of responsibility. For example, the Nominating, Governance, and Sustainability Committee is formally scheduled to review sustainability matters relevant to the Company and its operations bi-annually, and the Audit Committee reviews the enterprise risk management matrix, which addresses sustainability risks, annually. Further, in recognition of the importance of maintaining the confidence of all Company stakeholders, the Board considers information technology and data security risk, specifically cybersecurity risk, a premier area of focus. The Company’s Chief Information Security Officer (“CISO”) works and reports separately from the Information Technology department, an arrangement meant to allow the CISO to advise the Company most effectively on cybersecurity and related risks, and reports directly to our executive management team. The Board oversees information technology, data security, and cybersecurity risk

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management through regular reports and presentations from the CISO and other management members. Vance W. Tang, Chair of the Nominating, Governance, and Sustainability Committee, serves as the Board Liaison for Cybersecurity and has completed extensive training on cybersecurity risk mitigation. For example, in 2022, Mr. Tang obtained a certification related to his completion of the NACD Cyber Risk Oversight Program. In addition, a group of the Company’s executive officers serve on a committee (the “Risk Committee”) that is directly responsible for the Company’s risk management process. The Company’s President and Chief Executive Officer, a member of the Board, serves on the Risk Committee; however, the Risk Committee is a committee of management, not of the Board. The Risk Committee meets at least annually to define and improve the risk-mapping process and considers any appropriate updates at least quarterly. All members of the Risk Committee attended at least 75% of the quarterly meetings held in 2023. Any risks that are identified through the Company’s compliance and ethics program are included in the Risk Committee’s processes, along with operational, financial, environmental, cybersecurity, social, governance, and strategic risks. The Risk Committee presents comprehensive reports directly to the Board at least annually through the enterprise risk management matrix, which, as explained above, is reviewed by the Audit Committee.

Director Resignation Policy

Effective March 8, 2017, the Board adopted a Director Resignation Policy to address the situation in which a nominee for director in an uncontested election to the Board receives more votes “withheld” than votes “for” his or her election. The policy provides that any incumbent nominee for director in an uncontested election who receives a greater number of votes affirmatively “withheld” with respect to his or her election than votes “for” such election (a “majority withhold vote”) shall promptly tender his or her resignation to the Chair of the Board following certification of the stockholder vote. The Nominating, Governance, and Sustainability Committee will promptly consider the tendered resignation and recommend to the Board whether to accept or reject the resignation or take other action, such as rejecting the tendered resignation and addressing the apparent underlying causes of the majority withheld vote. In making its recommendation, the committee will consider all relevant factors, including, but not limited to, (i) the underlying reasons why stockholders withheld their votes (if ascertainable), (ii) the length of service and qualifications of the director whose resignation has been tendered, (iii) the director’s contributions to the Board and the Company, (iv) the overall composition of the Board and compliance with applicable laws, regulations, governing documents, and stock exchange listing standards, (v) the availability of other qualified candidates, and (vi) whether accepting the resignation is in the best interests of stockholders and the Company. The Board will act on the committee’s recommendation no later than its first regularly scheduled meeting following certification of the stockholder vote, but in no case later than 120 days following the vote certification. Following the committee’s recommendation and the Board’s decision, the Company will promptly publicly disclose its decision whether to accept or reject such tendered resignation in a periodic or current report filed or furnished in accordance with SEC rules.

Any director who tenders his or her resignation under the Director Resignation Policy will not participate in the committee recommendation or Board consideration of the resignation. However, such director will otherwise remain as an active Board member unless and until the resignation becomes effective. If a majority of the Nominating, Governance, and Sustainability Committee members receive a majority withhold vote at the same election, then the independent directors who did not receive a majority withhold vote will appoint a committee amongst themselves to consider the tendered resignations. If the only directors who did not receive a majority withhold vote in the same election constitute fewer directors than a majority of the Board, then all the independent directors may participate in the Board consideration of the tendered resignations, except that no director will participate in the vote on his or her own resignation.

While this summary reflects the current terms of the Director Resignation Policy, the Board retains the power to amend and administer the policy as the Board, in its sole discretion, determines is appropriate. The Director Resignation Policy is published under the “Governance” tab on our website, http://investors.comfortsystemsusa.com, and is also available by written request to Comfort Systems USA, Inc., Office of the General Counsel, 675 Bering Drive, Suite 400, Houston, TX 77057.

Director Compensation for 2023

In 2023, each director who was not an employee of the Company or one of its subsidiaries received, in quarterly installments, an annual cash fee for his or her service as follows: $80,000 for service on the Board; an additional $30,000 for service as the chair of the Audit Committee; an additional $20,000 for service as the chair of the Compensation and Human Capital Committee or the Nominating, Governance, and Sustainability Committee; and an additional $100,000 for service as the chair of the Board.  Directors are reimbursed for expenses incurred in connection with attending meetings.

Each non-employee director who continues in office or is elected at an annual stockholder meeting receives an award of fully-vested shares of Common Stock having a fair market value on the grant date equal to approximately $160,000. Further, in 2023, the Nominating, Governance, and Sustainability Committee determined that each non-employee director who is initially elected or appointed to serve on the Board other than at any annual stockholder meeting will be granted a prorated number of fully vested shares of Common Stock based on the number of days between the effective date of appointment and the next annual stockholders’ meeting. In connection with Mr. Hardy’s appointment in October 2023, Mr. Hardy was granted fully-vested shares of

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Common Stock having a fair market value on the grant date of $99,408. Pursuant to the Company’s 2017 Omnibus Incentive Plan, the maximum grant date fair value of awards granted to an individual non-employee director in any calendar year may not exceed $400,000. The Board has adopted stock ownership requirements, pursuant to which each non-employee director must own shares of Common Stock (or share equivalents) having a value equal to ten times the director’s annual cash fees for service on the Board (excluding any additional fees for service as the chair of the Board or any committee of the Board and any other compensation or expense reimbursement received by the director) within five years of being elected or appointed to the Board. The Nominating, Governance, and Sustainability Committee evaluates each director’s stock ownership level on an annual basis. At the time of such evaluation, the value of the stock owned by each director is determined by reference to the higher of: (i) the original share (or share equivalent) purchase or issuance price, and (ii) the value of the share (or share equivalent) price at the time of determining compliance with these stock ownership requirements. The Nominating, Governance, and Sustainability Committee may modify these stock ownership requirements in its reasonable discretion and is authorized to make exceptions to these stock ownership requirements when special circumstances arise. All non-employee directors are currently in compliance with these ownership requirements.

Directors who are employees of the Company or one of its subsidiaries receive no additional compensation for serving as directors. The following table discloses the compensation earned by, or paid or awarded to, as the case may be, each of the Company’s non-employee directors for 2023.

Name(1)	Fees Earned or Paid in Cash(2) ($)	Stock Awards(3) ($)	All Other Compensation(4) ($)	Total ($)
Darcy G. Anderson	80,000	159,984	0	239,984
Herman E. Bulls	80,000	159,984	0	239,984
Rhoman J. Hardy	20,000	99,408	0	119,408
Alan P. Krusi	30,110	0	0	30,110
Pablo G. Mercado	110,000	159,984	0	269,984
Franklin Myers	180,000	159,984	0	339,984
William J. Sandbrook	80,000	159,984	0	239,984
Constance E. Skidmore	100,000	159,984	0	259,984
Vance W. Tang	100,000	159,984	0	259,984
Cindy L. Wallis-Lage	80,000	159,984	0	239,984

(1)	Brian E. Lane also served as a member of the Board during 2023 but was an employee of the Company in 2023 and received no additional compensation for his service on the Board. Mr. Lane’s compensation for his service as an employee for 2023 is disclosed in the “Summary Compensation Table” included elsewhere in this proxy statement.
(2)	Amounts in this column represent fees earned in 2023. For Mr. Hardy, the amount reflects a prorated portion of the annual cash fee based on his appointment to the Board on October 1, 2023. Additionally, Mr. Krusi retired effective May 16, 2023, and the amount reflects a prorated portion of the annual cash fee for service on the Board in 2023.
(3)	Represents grants of 1,065 fully-vested shares of Common Stock (with the exception of Mr. Hardy and Mr. Krusi). As described above, Mr. Hardy received a prorated portion of shares for his service on the Board in 2023, and his award represents 503 shares of Common Stock. Mr. Krusi retired as of the 2023 Annual Meeting of Stockholders and, thus, did not receive a grant of Common Stock. The aggregate grant date fair value of the shares was computed in accordance with FASB ASC Topic 718, disregarding the effect of estimated forfeitures, and is equal to the number of shares granted multiplied by the average of the high and low price of the Common Stock on the date of grant.
(4)	The Company maintains a visiting director’s office for all members of the Board at its headquarters in Houston, Texas. The office is available on a first-come-first-served basis for all directors. In accordance with SEC regulations, perquisites that in the aggregate total less than $10,000 are not required to be disclosed. No amount is included in the table above with respect to the availability and use of this office.

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PROPOSAL 2
Ratification of the Selection of Independent Auditors

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE SELECTION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT AUDITORS.

The Audit Committee has re-appointed Deloitte & Touche LLP as the Company’s independent auditors for the year ending December 31, 2024. Deloitte & Touche LLP was the Company’s independent auditor for the year ended December 31, 2023.

We expect that representatives of Deloitte & Touche LLP will be present at the Annual Meeting to respond to appropriate questions, and they will have the opportunity to make a statement if they desire.

The affirmative vote of holders of a majority of the shares of Common Stock voted at the Annual Meeting is required to ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for 2024. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection, but it still may decide to retain Deloitte & Touche LLP. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the committee determines that such a change would be in the best interests of the Company and its stockholders.

Relationship with Independent Auditors

The Audit Committee has selected Deloitte & Touche LLP as independent auditors for the Company for the year ending December 31, 2024.

Deloitte & Touche LLP acted as independent auditors for the Company for the year ended December 31, 2023. Fees disbursed by the Company and its subsidiaries for professional services rendered by Deloitte & Touche LLP during 2023 and 2022 were as follows:

Description	2023		2022
Audit Fees	$2,250,247		$2,172,590
Audit-Related Fees	$0		$0
Tax Fees	$0		$0
All Other Fees	$2,051	(1)	$2,051	(1)
(1)	This amount represents the Company’s subscription fee for the Deloitte Accounting Research Tool (“DART”), a comprehensive web-based library of accounting and financial disclosure literature.

The amount of audit fees for 2023 is based on a fees estimate determined with input from Deloitte & Touche LLP for audit services provided to us in connection with the audit of our 2023 financial statements. The final audit fees for those services may be more or less than the amount reflected on this table.

The Audit Committee has established pre-approval policies and procedures applicable to all services provided by the Company’s independent auditors to the Company, pursuant to which the committee reviews for approval each service expected to be provided by the independent auditors, and is provided with sufficiently detailed information so that it can make well-reasoned assessments of the impact of the services on the independence of the auditors. In 2023, all the fees paid to the Company’s auditors were approved by the Audit Committee. Pre-approvals include pre-approved cost levels or budgeted amounts (or a range of cost levels or budgeted amounts). Any proposed service that would exceed pre-approved cost levels or budgeted amounts also requires pre-approval. Substantive changes in terms, conditions, or fees resulting from changes in the scope, structure or other items regarding pre-approved services will also be pre-approved if necessary. The pre-approvals may include services in categories of audit services (including consultation to support such audits), audit-related services (items reasonably related to the performance of the audit or review of the financial statements), tax services (tax compliance, tax planning, and tax advice), and other services (services permissible under the SEC’s auditor independence rules, typically routine and recurring type services that would not impair the independence of the auditor).

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL NUMBER 2.

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PROPOSAL 3
Advisory Vote to Approve the Compensation of the Named Executive Officers

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

The Board recognizes that executive compensation is an important matter for our stockholders. As described in detail in the “Compensation Discussion and Analysis” (the “CD&A”) section elsewhere in this proxy statement, the Compensation and Human Capital Committee is tasked with the implementation of our executive compensation philosophy, and the core of that philosophy has been and continues to be to pay the Company’s executive officers based on Company performance. In particular, the Compensation and Human Capital Committee strives to attract, retain, and motivate exceptional executive officers, to reward past performance as measured against pre-established goals, to provide incentives for future performance, and to align executive officers’ long-term interests with the interests of our stockholders. To do so, the Compensation and Human Capital Committee uses a combination of short- and long-term incentive compensation to reward near-term performance and to encourage our executive officers’ commitment to our long-term strategic business goals. It is the intention of the Compensation and Human Capital Committee that our executive officers be compensated competitively and consistently with our business goals and strategy, sound corporate governance principles, and stockholder interests and concerns. As discussed further in the CD&A, the Compensation and Human Capital Committee retains an independent compensation consultant and reviews survey and peer group data to ensure that compensation for key positions is properly aligned with market practices. The Company’s commitment to aligning pay with performance is evidenced by the compensation paid to or earned by the Company’s Named Executive Officers.

As described in the CD&A, we believe that our executive compensation program is effective, appropriate, and strongly aligned with the long-term interests of our stockholders and that the compensation provided to the Named Executive Officers (including potential payouts upon a termination of employment or change in control) is reasonable and not excessive. As you consider this Proposal Number 3, we urge you to read the CD&A section of this proxy statement for additional details on our executive compensation program, including more detailed information about our compensation philosophy and objectives and the compensation paid or awarded to the Named Executive Officers, and to review the tabular disclosures regarding Named Executive Officer compensation together with the accompanying narrative disclosures in the “Summary of Executive Compensation” section of this proxy statement.

Congress has enacted the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”), which requires a non-binding advisory “Say on Pay” vote and gives our stockholders the opportunity to express their views on the compensation of the Named Executive Officers. We value the opportunity to have our stockholders provide us with such a vote on executive compensation at the Annual Meeting.

As an advisory vote and as prescribed by Dodd-Frank, Proposal Number 3 is not binding on the Board or the Compensation and Human Capital Committee, will not overrule any decisions made by the Board or the Compensation and Human Capital Committee, and will not require the Board or the Compensation and Human Capital Committee to take any action. Although the vote is non-binding, the Board and the Compensation and Human Capital Committee value the opinions of our stockholders and will consider the outcome of the vote when making future executive compensation decisions. In particular, if there are a significant number of votes against the Named Executive Officers’ compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns, and the Board and the Compensation and Human Capital Committee will evaluate whether any actions are necessary to address those concerns. Unless the Board modifies its policy on the frequency of “Say on Pay” votes, the next “Say on Pay” vote will be held in 2025. The next advisory vote on the frequency for “Say-on-Pay” stockholder votes will be held no later than at the Company’s 2029 Annual Meeting.

The Board of Directors is asking that stockholders cast a non-binding, advisory vote FOR the following resolution:

“RESOLVED, that the compensation paid or awarded to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby APPROVED on an advisory basis.”

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL NUMBER 3.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information about the beneficial ownership of shares of Common Stock as of March 1, 2024: (i) individually by the Chief Executive Officer, each of the other Named Executive Officers, and current directors and nominees for director of the Company, (ii) by all executive officers and directors of the Company as a group, and (iii) by each person known to the Company as reported on schedules filed with the SEC to be the beneficial owner of more than 5% of the outstanding Common Stock of the Company.

Except as noted below, each of the persons listed has sole investment and voting power with respect to the shares indicated.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner(s)(1)	Shares Owned as of March 1, 2024		Shares Subject to Options Which Are or Will Become Exercisable Prior to April 30, 2024		Total Beneficial Ownership		% of Class(2)
BRIAN LANE	227,926	(3)	0		227,926		*
FRANKLIN MYERS	118,000		0		118,000		*
WILLIAM GEORGE	62,471	(4)	29,936	(5)	92,407		*
DARCY ANDERSON	47,541		0		47,541		*
HERMAN BULLS	44,234		0		44,234		*
TRENT MCKENNA	22,644	(6)	4,000	(7)	26,644		*
JULIE SHAEFF	18,387	(8)	0		18,387		*
CONSTANCE SKIDMORE	16,787		0		16,787		*
WILLIAM SANDBROOK	13,026	(9)	0		13,026		*
VANCE TANG	12,770	(10)	0		12,770		*
PABLO MERCADO	11,038		0		11,038		*
LAURA HOWELL	6,965	(11)	0		6,965		*
CINDY WALLIS-LAGE	4,873	(12)	0		4,873		*
RHOMAN HARDY	1,287		0		1,287		*
ALL EXECUTIVE OFFICERS AND DIRECTORS AS A GROUP (15 PERSONS)	611,399		33,936		645,335		1.8%
BLACKROCK, INC. 50 HUDSON YARDS NEW YORK, NEW YORK 10001					4,807,189	(13)	13.5%
THE VANGUARD GROUP, INC. 100 VANGUARD BLVD. MALVERN, PENNSYLVANIA 19355					3,914,091	(14)	10.96%
CAPITAL WORLD INVESTORS 333 SOUTH HOPE STREET, 55TH FLOOR LOS ANGELES, CALIFORNIA 90071					1,701,855	(15)	4.8%
*	Less than 1%.

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(1)	Except as noted, the address of each person is c/o Comfort Systems USA, Inc., 675 Bering Drive, Suite 400, Houston, Texas 77057.
(2)	Calculated using total outstanding shares as of March 1, 2024, which was 35,684,609 (excluding 5,438,756 shares held in treasury).
(3)	Includes 26,387 shares of Common Stock issued pursuant to restricted stock grants that remain subject to tenure vesting.
(4)	Includes 33,812 shares of Common Stock issued pursuant to restricted stock grants that remain subject to tenure vesting.
(5)	Includes 15,422 options with an exercise price of $36.25 and 14,514 options with an exercise price of $42.50.
(6)	Includes 5,714 shares of Common Stock issued pursuant to restricted stock grants that remain subject to tenure vesting.
(7)	Includes 2,000 options with an exercise price of $36.25 and 2,000 options with an exercise price of $42.50.
(8)	Includes 2,644 shares of Common Stock issued pursuant to restricted stock grants that remain subject to tenure vesting.
(9)	Includes 170 shares held by a member of Mr. Sandbrook’s household.
(10)	Includes 12,770 shares of Common Stock held in The Tang Living Trust, dated October 3, 2014, for which Mr. Tang and his spouse are trustees.
(11)	Includes 3,029 shares of Common Stock issued pursuant to restricted stock grants that remain subject to tenure vesting.
(12)	Includes 4,873 shares of Common Stock held in the Kent L. Lage and Cindy L. Wallis-Lage Trust, dated December 21, 2017, for which Ms. Wallis-Lage and her spouse are trustees.
(13)	As reported by BlackRock, Inc. in a Schedule 13G/A filed with the SEC on January 23, 2024. The Schedule 13G/A states that BlackRock, Inc. has sole voting power with respect to 4,704,451 shares of Common Stock and sole dispositive power with respect to 4,807,189 shares of Common Stock.
(14)	As reported by The Vanguard Group, Inc. in a Schedule 13G/A filed with the SEC on February 13, 2024. The Schedule 13G/A states that The Vanguard Group, Inc. has shared voting power with respect to 67,932 shares of Common Stock, sole dispositive power with respect to 3,808,024 shares of Common Stock, and shared dispositive power with respect to 106,067 shares of Common Stock.
(15)	As reported by Capital World Investors, a division of Capital Research and Management Company, in a Schedule 13G/A filed with the SEC on February 9, 2024. The Schedule 13G/A states that Capital World Investors has sole voting power with respect to 1,701,855 shares of Common Stock and sole dispositive power with respect to 1,701,855 shares of Common Stock.

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Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis (the “CD&A”) provides:

•	an overview and analysis of the Company’s executive compensation program;
•	the material decisions made with respect to 2023 compensation for the Named Executive Officers; and
•	the material factors considered in making those decisions.

The CD&A focuses on the compensation paid or awarded to the Named Executive Officers unless noted otherwise.

HIGHLIGHTS
Compensation Discussion and Analysis	32

Overview	32

2023 Named Executive Officers	32

2023 Performance Highlights	33

Consideration of Stockholder Advisory Vote	34

Allocation Among Compensation Elements	38

2023 Named Executive Officers

*	Mr. McKenna served as Senior Vice President and Chief Operating Officer during 2021 and has served as Executive Vice President and Chief Operating Officer since January 2022. Ms. Howell served as Vice President, General Counsel, and Secretary from January 2019 through December 2021 and has served as Senior Vice President, General Counsel, and Secretary since January 2022.

The Board has delegated to the Compensation and Human Capital Committee (referred to in this CD&A simply as the “Committee”) the duty of designing and overseeing the Company’s executive compensation program. The Committee is comprised entirely of independent (pursuant to NYSE and SEC rules, and the Company’s own Independence Guidelines) members of the Board.

The Company’s executive compensation program is designed to:

•	provide competitive total compensation consistent with job scope, experience, and related skills;
•	link bonus opportunities to the Company’s performance;
•	grant equity compensation at competitive levels, a significant portion of which is performance-based;
•	avoid unnecessary and imprudent risks; and
•	attract and motivate talented executive officers and minimize turnover of senior-level Company employees, which contributes to the stability and continuity of senior leadership.

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2023 Performance Highlights

To put the Company’s 2023 compensation decisions in context, the following summarizes the Company’s key financial and business results for 2023:

$5.21B REVENUE	$5.16B* BACKLOG	$323.4M NET INCOME

$9.01 EPS (PER DILUTED SHARE)	$639.6M OPERATING CASH FLOW	$550.7M FREE CASH FLOW

*	Backlog is as of December 31, 2023.

We finished 2023 with increased revenue (revenue of $5.21 billion in 2023, as compared to revenue of $4.14 billion in 2022), record earnings (net income of $323.4 million, or $9.01 per diluted share, in 2023, as compared to net income of $245.9 million, or $6.82 per diluted share, in 2022), increased cash flow (operating cash flow of $639.6 million in 2023, as compared to $301.5 million in 2022), and a notable surge of backlog (backlog was $5.16 billion as of December 31, 2023, as compared to $4.29 billion as of September 30, 2023 and $4.06 billion as of December 31, 2022). As a result of this performance, the Named Executive Officers each received 200.0% of their respective earnings-per-share (“EPS”) target awards and 200.0% of their respective free cash flow (“FCF”) target awards under the corporate financial incentive portion of the Company’s 2023 annual incentive plan, as further described below.

Compensation and Governance Practices

Below we highlight certain of our practices that we consider good governance features of our executive compensation program.

COMPENSATION PRACTICES
A majority of each executive officer’s compensation is at-risk (i.e., variable and not fixed).*	Executive officers and directors are subject to stock ownership requirements.
A majority of each executive officer’s compensation is tied to the Company’s financial performance and/or stock price.*	The Company has adopted a compensation clawback policy and an anti-hedging/pledging policy that apply to all executive officers.
50% of each executive officer’s annual equity award targets are subject to the Company achieving specific performance goals over a 3-year time horizon.*	The Committee and management routinely engage independent third parties, including an independent compensation consultant and the Company’s stockholders, to advise and provide feedback on executive compensation matters.
*	Assuming target performance is achieved, when applicable, and based on grant date values of annual equity awards. Does not take into account any one-time equity awards outside of the annual equity award cycle.

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Consideration of Stockholder Advisory Vote

In designing the Company’s overall executive compensation program, the Committee also values and considers stockholder input. While evaluating the Company’s executive compensation program, the Committee considered the stockholder advisory vote on the compensation paid to the Company’s named executive officers that was taken in 2023.

The Committee viewed the outcome of that advisory vote—approval by more than 97% of the shares voted—as indicating that the Company’s stockholders support the Company’s overall approach to executive compensation and made no changes to the structure of our executive compensation program as a direct result of the vote.

Compensation Philosophy and Objectives

The Committee evaluates each element of the overall executive compensation program to ensure that it supports the Committee’s objectives of:

OUR COMPENSATION OBJECTIVES
providing competitive total compensation consistent with job scope, experience, and related skills;	avoiding unnecessary and imprudent risks; and
linking bonus opportunities to the Company’s performance;	attracting and motivating talented executive officers and minimizing turnover of senior-level Company employees, which contributes to the stability and continuity of senior leadership.
granting equity compensation at competitive levels, a significant portion of which is performance-based;

Against that backdrop, the Company’s executive compensation program is designed to:

OUR COMPENSATION PROGRAM IS DESIGNED TO
pay competitive levels of compensation;	align the interests of the Company’s executive officers with the long-term interests of the Company’s stockholders; and
link executive pay to Company performance by making a significant portion of pay variable and not fixed;	reward long-term results.

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To achieve these objectives, in addition to the objectives referenced in the “Elements of Compensation” subsection below, the Committee implements a “pay-for-performance” philosophy using the guiding principles that:

1	compensation should be incentive-driven, with a balanced short-term and long-term focus;
2	a significant portion of pay for executive officers should be “at-risk;”
3	a significant portion of annual incentive compensation should be tied to the overall performance of the Company;
4	a portion of annual incentive compensation should be tied to individual performance; and
5	a significant portion of long-term incentive awards should be contingent upon performance.

Role of the Chief Executive Officer

The Company’s Chief Executive Officer makes annual recommendations to the Committee regarding the compensation arrangements of the Company’s executive officers (except that he makes no recommendation with respect to his own compensation arrangements). The Committee considers the recommendations during its regularly-scheduled meetings, and may choose to adopt the recommendations, in whole or in part, at the Committee’s sole discretion. The Committee is responsible for making all decisions regarding executive compensation.

Independent Compensation Consultant; Use of Market Data

In 2023, the Committee retained a compensation consultant, Compensation Advisory Partners, to advise the Committee on the design and administration of the Company’s short-term and long-term incentive compensation programs and to provide a comprehensive analysis of executive compensation survey data and market trends. The Committee reviewed the services provided by Compensation Advisory Partners and believes that Compensation Advisory Partners was independent in providing executive compensation consulting services to the Committee. In making this determination, the Committee noted that during 2023:

•	Compensation Advisory Partners did not provide any services to the Company or management other than services requested by or with the approval of the Committee, and its services were limited to advising on executive and director compensation-related matters. Specifically, Compensation Advisory Partners did not provide, directly or indirectly through any affiliates, any non-executive employee compensation services, such as pension consulting or human resource outsourcing;
•	Compensation Advisory Partners maintained a conflicts policy, which was provided to the Committee, with specific policies and procedures designed to ensure independence;
•	Fees paid to Compensation Advisory Partners by the Company during 2023 were less than 1% of their total revenue;
•	None of the Compensation Advisory Partners consultants working on Company matters had any business or personal relationship with Committee members;
•	None of the Compensation Advisory Partners consultants working on Company matters had any business or personal relationship with any executive officer of the Company; and
•	None of the Compensation Advisory Partners consultants working on Company matters owned Company stock.

The Committee monitors the independence of its outside consultants on a periodic basis.

During 2023, the Committee consulted with Compensation Advisory Partners regarding the Company’s short-term and long-term incentive compensation programs, as well as market trends and executive compensation peer group and other survey data, as described below. Compensation Advisory Partners has provided the Committee with detailed analysis and recommendations on the structure of the Company’s short-term and long-term incentive compensation programs in terms of design, metrics, and payout opportunities, and the Committee intends to continue to periodically refine the Company’s short-term and long-term incentive compensation programs based on a number of factors, including its compensation consultant’s recommendations, market trends in the Company’s industry, and general economic conditions.

Peer Group and the Benchmarking Process

The Committee reviews executive compensation levels annually using peer group and other survey data provided by its compensation consultant. The Committee does not attempt to set executive compensation at a pre-defined percentile of the market, but the Committee does use comparative data in an effort to be better informed in its executive compensation-related decisions.

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The Committee believes that, due to the Company’s unique position in its industry, there are no directly comparable companies in the broader market for the purpose of determining appropriate compensation comparators for the compensation of its executive officers and, for this reason, does not depend solely on a “peer group” to determine executive officer compensation. It does, however, review executive compensation against compensation paid to executive officers holding similar positions in certain select “peer group” companies. For purposes of making 2023 executive compensation decisions, this peer group was as follows:

2023 PEER GROUP
•	EMCOR Group, Inc.	•	MasTec, Inc.	•	KBR, Inc.
•	ABM Industries Incorporated	•	Tutor Perini Corporation	•	Valmont Industries, Inc.
•	Granite Construction Incorporated	•	Dycom Industries, Inc.	•	MYR Group Inc.
•	Primoris Services Corporation	•	Tetra Tech, Inc.	•	IES Holdings, Inc.
•	APi Group Corporation	•	Sterling Infrastructure, Inc.	•	Limbach Holdings, Inc.
•	Ameresco, Inc.

In determining the appropriateness of the foregoing companies, the Committee, in consultation with Compensation Advisory Partners, considered factors such as historical revenue, the company’s earnings before interest, taxes, depreciation, and amortization (EBITDA), and total shareholder return, in addition to the primary industry, enterprise value, and market capitalization of each company. In November 2023, this peer group was further refined by the Committee, in consultation with Compensation Advisory Partners and considering these same factors, to add Oshkosh Corporation and MDU Resources Group, Inc., as both companies were identified as peers by Institutional Shareholder Services (ISS), and the Committee determined that both companies had comparable revenue and market capitalization.

The Committee uses a combination of the peer group and survey data from certain other industry companies to provide a general market review of the reasonableness of total compensation levels for the Company’s executive officers; however, the Committee does not use the peer group or survey data for any other purpose or otherwise formally benchmark the compensation of the Company’s executive officers.

Use of Tally Sheets

The Committee routinely uses tally sheets to assist it in analyzing executive officers’ total compensation. Tally sheets provide the Committee with information about the following components of compensation paid or granted over the preceding three-year period: cash compensation, including salary and annual incentive compensation, and long-term incentive compensation. These tally sheets also provide an estimate of amounts payable in the event of a voluntary or involuntary termination of employment, including by reason of death, disability, or a change in control resulting in termination of employment. The Committee also reviews information regarding long-term incentive awards, including statistics on share usage, analysis of current “in-the-money” values of outstanding option grants and current values of time-vesting restricted stock unit (“RSU”) and performance-vesting restricted stock unit (“PSU”) awards, and a summary of current and past performance results.

Chief Executive Officer Compensation

Each year, the Committee meets in executive session (i.e., separately from management) to evaluate the Chief Executive Officer’s performance and determine his total compensation. The Committee conducts an assessment of the Chief Executive Officer’s performance as well as an assessment of other relevant factors, such as the Company’s performance, individual tenure, and position tenure, and sets the Chief Executive Officer’s compensation for each year based on the Committee’s assessment of these factors. Although the Committee does not attempt to target the Chief Executive Officer’s compensation at any specific percentile of compensation at peer group companies, the Committee does use peer group and other survey data as context in reviewing the Chief Executive Officer’s overall compensation levels and approving compensation actions, as described above. Based on this data, the Committee believes that the Chief Executive Officer’s compensation was below the market median in 2023.

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Elements of Compensation

The Company’s executive compensation program consists of four basic elements:

COMPENSATION ELEMENT	OBJECTIVE	KEY CHARACTERISTICS
BASE SALARY	• Provide a fixed level of cash compensation for performing day-to-day functions • Attract and retain strong executive talent

•  Levels are evaluated annually by the Committee

•  For 2023, base salaries were established based on a number of factors, including each executive’s performance and time in his or her role, advice from the Committee’s independent compensation consultant, and analysis of peer group and survey data and economic conditions

ANNUAL INCENTIVE PLAN	• Reward annual financial and individual performance

•  Target awards are established as a percentage of base salary

•  The majority of each award’s target opportunity is based on the achievement of objective, pre-established goals related to the Company’s EPS and FCF performance

LONG-TERM INCENTIVE AWARDS

•  Reward long-term Company performance

•  Encourage focus on growing stockholder value

•  Align management’s interests with stockholders’ interests

•  Encourage retention of key management employees, stability, and continuity of leadership

•  Awards are provided through a combination of time-vesting RSUs and dollar-denominated PSUs

•  Dollar-denominated PSUs are earned based on the achievement of objective, pre-established performance goals, including total shareholder return relative to certain comparable companies and the Company’s EPS performance

•  RSUs are subject to a three-year vesting schedule;
dollar-denominated PSUs that are earned based on performance cliff vest following the end of a three-year performance period

BENEFITS	• Attract and retain strong executive talent • Provide basic financial stability	• Participation in health, welfare, and retirement benefit plans, generally on the same terms as all other full-time employees of the Company

While base salaries, together with health, welfare, and retirement benefits, are designed to provide basic compensation and financial stability, the purpose of annual incentive compensation is primarily to encourage the Company’s executive officers to focus on the execution of the Company’s business strategy and plan for the current year. Long-term incentives, granted in the form of RSUs and PSUs, are designed to:

•	align executive officers’ interests with those of stockholders;
•	incentivize them to attain longer-term Company performance goals; and
•	encourage them to remain with the Company.

Unlike annual incentive compensation, which, as discussed below, tends to focus on more current Company and individual performance, long-term incentives focus on sustained results and growing stockholder value.

Relative Size of Major Compensation Elements

The combination of base salary, annual incentive awards, and long-term incentive awards is referred to as the “total direct compensation.” In setting executive officer compensation, the Committee considers the aggregate compensation payable to the executive, assuming target performance is achieved, as well as the weighting of each compensation component. The Committee seeks to achieve the appropriate balance between short- and long-term cash compensation and incentives for the achievement of both annual and long-term financial and non-financial objectives.

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Allocation Among Compensation Elements

For 2023, the portion of the Chief Executive Officer’s and the average of each of the other Named Executive Officers’ total target direct compensation (for annual incentive awards, assuming target performance was achieved, and, for annual equity awards, based on grant date values at target) that was variable and at-risk is illustrated as follows:

Total Target Compensation Mix

“Average of Other Named Executive Officers” is based on an average of the respective compensation of Messrs. George and McKenna and Mses. Shaeff and Howell and does not include the special one-time grant of RSUs received by Mr. George in November 2023, as described in greater detail below.

Because the value that a Named Executive Officer may receive with respect to RSUs will depend on the performance of the Company’s Common Stock, and therefore is variable, we have included these awards as an element of “Variable Pay” in the charts above.

Base Salary

The Committee determines base salary for our executive officers after considering several factors, including the executive’s individual experience, performance, and individual skills. Only after weighing these factors does the Committee consider peer group and/or survey data. The Committee uses executive officers’ performance assessments, Company performance, peer group and other survey data, as described above, and its own analysis of the executive officer’s individual performance to determine each executive’s base salary at least annually. Following its review of peer group and market data and the other factors described above, and taking into account the Company’s strong performance, on December 6, 2022, the Committee approved an increase in each Named Executive Officer’s base salary as set forth in the table below, effective January 1, 2023. The Committee believes that these increases were appropriate to reward the Named Executive Officers and bring their base salaries more in line with the market.

Named Executive Officer	2023 Base Salary $	2022 Base Salary $
Brian Lane	1,002,000	871,200
William George	633,000	550,000
Trent McKenna	506,000	440,000
Laura Howell	425,000	350,000
Julie Shaeff	367,000	333,000

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Annual Incentive Plan

The Named Executive Officers are eligible to participate in a cash-based annual incentive plan and receive incentive bonuses based on actual performance against key business and individual goals.

The annual incentive plan consists of two distinct components: a corporate financial performance component and an individual performance component. In 2023, consistent with previous years, the corporate financial performance component of the annual incentive plan rewarded the achievement of EPS and FCF goals (together, the “Corporate Financial Incentive”). The Committee believes that EPS remains an important metric for the Company because it encourages a focus on profitability. The Committee continued the use of FCF as a metric under the annual incentive plan because it incentivizes management’s focus on increasing the Company’s cash flow. The second, smaller, component of the annual incentive plan rewarded the achievement of specified individual performance goals (the “Individual Performance Incentive”).

Each year, the Committee determines the threshold, target, and maximum incentive opportunities for the Company’s executive officers, as a percentage of the executive’s base salary. To determine these base salary percentages for each Named Executive Officer for 2023, in addition to historical and projected Company financial performance, the Committee considered the Named Executive Officer’s historical annual incentive levels and the degree to which a Named Executive Officer’s efforts and job function were expected to influence and contribute to the Company’s financial performance. After assigning threshold, target, and maximum base salary percentages for each Named Executive Officer, the Committee then used peer group and other survey data, as described above, to assess the reasonableness of such assigned levels. Target annual incentive opportunities for the Named Executive Officers for 2023 are summarized in the table below, which were unchanged as compared to 2022 targets:

Named Executive Officer	Target Annual Incentive Opportunity as a Percent of Base Salary
	Target Corporate Financial Incentive	Target Individual Performance Incentive	Total Target Incentive Opportunity
Brian Lane	110%	10%	120%
William George	90%	10%	100%
Trent McKenna	90%	10%	100%
Laura Howell	65%	10%	75%
Julie Shaeff	65%	10%	75%

For the Corporate Financial Incentive, annual incentive opportunities were allocated 70% to the EPS portion and 30% to the FCF portion. For each metric, each Named Executive Officer had a threshold opportunity of 40% of his or her target annual incentive opportunity and a maximum annual incentive opportunity of 200% of his or her target annual incentive opportunity.

Corporate Financial Incentive Criteria

At the beginning of each year, the Committee sets a threshold, target, and maximum performance level for each corporate performance goal for purposes of the Corporate Financial Incentive component of the annual incentive plan. For each of the Named Executive Officers for 2023, consistent with prior years, the EPS portion of the Corporate Financial Incentive represented 70% of the total Corporate Financial Incentive opportunity, and the FCF portion of the Corporate Financial Incentive represented 30% of the total Corporate Financial Incentive opportunity. If neither the EPS nor FCF thresholds were met, then no portion of the Corporate Financial Incentive would be paid. If only one of the EPS or FCF thresholds were met, then only that portion of the Corporate Financial Incentive would be paid.

In setting the EPS and FCF threshold, target, and maximum performance levels, the Committee reviews management’s recommendations and then considers the Company’s historical financial performance as well as projections for the industry and industry historical financial performance and projections. The Committee sets EPS and FCF at levels that it considers aggressive but attainable with the intention that the Named Executive Officers will be encouraged to strive for continued improvement in Company performance, ultimately benefiting the Company’s stockholders, and to continue those efforts even after the EPS and/or FCF threshold performance levels have been achieved. The Committee believes that the added value that results from the Company’s achievement of EPS and/or FCF goals above the threshold performance levels to the Company and its stockholders is sufficient to justify the proportionate increases in amounts paid to the Named Executive Officers for achievement above threshold performance levels.

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The threshold, target, and maximum performance levels for each of the corporate performance goals for 2023 annual incentives were as set forth in the table below. For performance between threshold, target, and maximum performance levels, the amount that is earned is determined on a straight-line basis.

2023 Corporate Financial Incentive Goals
EPS	Threshold	$3.82
	Target	$5.46
	Max	$7.10
FCF	Threshold	$142.8M
	Target	$204.0M
	Max	$265.2M

For purposes of the annual incentive plan and consistent with previous years, (i) EPS was calculated from the Company’s audited financial statements for the year ended December 31, 2023 in accordance with U.S. generally accepted accounting principles, except that it did not take into account: (A) goodwill impairment; (B) write-off of debt costs; (C) restructuring charges; (D) any cumulative effect of a change in accounting principles; or (E) any other unusual or non-recurring items as determined by the Committee; and (ii) FCF was calculated by excluding: (A) certain unusual items, as determined by the Committee; and (B) certain items related to acquisitions or sales of businesses, including less customary capital expenditures plus the proceeds from asset sales. FCF is defined as cash flow from operating activities less customary capital expenditures, plus the proceeds from asset sales.

In 2023, the Committee adjusted EPS and FCF for purposes of determining levels of achievement under the annual incentive plans as follows. First, the Committee excluded positive effects related to research and development tax credit amounts attributable to prior periods in calculating EPS, as these were unforeseeable when the Committee defined threshold, target, and maximum performance levels. Similarly, the Committee determined that it was appropriate to also exclude the positive effect of a conforming adjustment related to a tax law change pursuant to the Tax Cuts and Jobs Act of 2017. The Committee also reduced the FCF attainment calculation in 2023 related to the turnaround effect of the payments that were excluded from the 2022 FCF calculation. For 2023, all of these adjustments had the effect of reducing actual EPS and FCF achievement for purposes of the annual incentive plan. For a further discussion of how we calculate EPS and FCF, see the “Liquidity and Capital Resources” section and Note 14 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2023.

The Company’s EPS and FCF for calculating incentive compensation achievement levels for 2023 were $8.61 and $512.7 million, respectively. The amounts earned by each of the Named Executive Officers in respect of the Corporate Financial Incentive under the annual incentive plan for 2023 are set forth in the table below.

2023 CORPORATE FINANCIAL INCENTIVE ACHIEVEMENT LEVELS

Named Executive Officer	Base Salary $	EPS Incentive Award Achievement		FCF Incentive Award Achievement		Corporate Financial Incentive Awarded
		(As a % of Base Salary)	(In Dollars) $	(As a % of Base Salary)	(In Dollars) $	(As a % of Base Salary)	(In Dollars) $
Brian Lane	1,002,000	154.0%	1,543,080	66.0%	661,320	220.0%	2,204,400
William George	633,000	126.0%	797,580	54.0%	341,820	180.0%	1,139,400
Trent McKenna	506,000	126.0%	637,560	54.0%	273,240	180.0%	910,800
Laura Howell	425,000	91.0%	386,750	39.0%	165,750	130.0%	552,500
Julie Shaeff	367,000	91.0%	333,970	39.0%	143,130	130.0%	477,100

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Individual Performance Incentive

In addition to, and independent from, the Corporate Financial Incentive portion of the annual incentive plan, for 2023 each Named Executive Officer was eligible to receive the Individual Performance Incentive, which is annual incentive compensation based on the executive’s achievement of individual performance goals related to the Company’s business and strategy.

At the beginning of 2023, each Named Executive Officer, including the Chief Executive Officer, identified individual performance goals for the upcoming year. Each Named Executive Officer’s individual performance goals were discussed and identified in consultation with (i) the Chief Executive Officer, in the case of Messrs. George and McKenna and Ms. Howell, (ii) the Chief Financial Officer, in the case of Ms. Shaeff, and (iii) the Committee, in the case of Mr. Lane. These goals varied depending on the roles and responsibilities for each Named Executive Officer. For 2023, specific goals for each Named Executive Officer included:

Executive	2023 Individual Performance Goals
Brian Lane	Advance strategic succession planning initiatives
Improve Company-wide employee safety measure(1)
Achieve Company-wide and corporate diversity and inclusion initiative annual goals
William George	Advance strategic acquisition and succession planning initiatives
Improve Company-wide employee safety measure(1)
Achieve Company-wide and corporate diversity and inclusion initiative annual goals
Trent McKenna	Accomplish enterprise strategy, professional development, and succession planning goals
Advance strategic service growth initiatives
Improve Company-wide employee safety measure(1)
Achieve Company-wide and corporate diversity and inclusion initiative annual goals
Laura Howell	Accomplish cybersecurity strategy priorities
Ensure success of additional sustainability initiative priorities
Improve Company-wide employee safety measure(1)
Achieve Company-wide and corporate diversity and inclusion initiative annual goals
Julie Shaeff	Complete 2023 target implementations for ERP strategy
Accomplish certain professional development goals
Improve Company-wide employee safety measure(1)
Achieve Company-wide and corporate diversity and inclusion initiative annual goals
(1)	The Company-wide employee safety measure tracks the OSHA Recordable Incident Rate (“ORIR”), which is a nationally-recognized metric that tracks the number of employees per 100 full-time employees that have been involved in a recordable work-related injury or illness. In addition to the ORIR performance metric, the Company’s executive officers are required to attend safety training classes on an annual basis. No amount would be payable to the Named Executive Officers in respect of this safety measure if there was a work-related fatality of a Company employee during the year or if a Named Executive Officer does not attend the required safety classes. In 2023, the Company did not have a work-related fatality; however, the Company’s ORIR did not improve as compared to the prior fiscal year, and no safety component credit related to the individual performance incentive was obtained in 2023.

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Each of the Named Executive Officers’ individual performance goals for 2023 were quantifiable and were generally composed of four levels of attainment: Minimum (25% attainment), Meets (50% attainment), Exceeds (75% attainment) and Significantly Exceeds (100% attainment). The goals were measured on a scale of 0-200% and were weighted to reflect each goal’s strategic importance. At least 20% of each Named Executive Officer’s Individual Performance Incentive for 2023 was based on a diversity and inclusion component.

The Chief Executive Officer and/or the General Counsel presented a summary evaluation of the level of achievement of these goals for each Named Executive Officer (other than himself or herself) to the Committee following the end of the year. In addition, each Named Executive Officer (other than Mr. Lane) received performance feedback from his or her direct supervisor throughout the year and a formal performance review at the end of the year, at which time the Named Executive Officer and his or her direct supervisor evaluated the Named Executive Officer’s satisfaction of his or her individual performance goals.

In executive session, the Committee reviewed and discussed its evaluation of Mr. Lane’s performance over the past year and the performance summaries for each other Named Executive Officer. The Committee also considered significant individual contributions beyond the pre-established goals and each executive’s overall effectiveness. Based on its evaluation of these factors, the Committee then determined the Named Executive Officer’s individual performance score. For 2023, the individual performance scores and the Individual Performance Incentive for each of the Named Executive Officers are set forth below:

2023 INDIVIDUAL PERFORMANCE INCENTIVE DETERMINATION

Named Executive Officer	Base Salary $	Individual Performance Incentive Opportunity (As a % of Base Salary)			Individual Performance Score	Individual Performance Incentive
		Threshold	Target	Maximum		(As a % of Base Salary)	(In Dollars) $
Brian Lane	1,002,000	5%	10%	20%	150.0%	15.0%	150,300
William George	633,000	5%	10%	20%	145.0%	14.5%	91,785
Trent McKenna	506,000	5%	10%	20%	80.0%	8.0%	40,480
Laura Howell	425,000	5%	10%	20%	162.5%	16.3%	69,063
Julie Shaeff	367,000	5%	10%	20%	180.0%	18.0%	66,060

The Committee believes that corporate financial measures such as EPS and FCF, when taken together with an additional component to reflect individual achievement, are appropriate measures for determining annual incentive compensation. This two-part framework provided the Named Executive Officers with incentives to both achieve key Company financial goals and sustain long-term growth for the Company and also maintains the Committee’s flexibility to reward outstanding individual performance.

Long-Term Incentives

In 2023, LTI grants made to the Named Executive Officers consisted of RSUs and PSUs, the latter of which are denominated in dollar amounts but, once earned, are settled in shares of Common Stock based on the market value of the Common Stock following the end of the applicable performance period. The Committee designs the components and weightings of LTI awards to encourage the achievement of key performance goals and retention and also to balance the performance metrics utilized among the Company’s performance relative to certain comparable companies, the Company’s ongoing profitability, and the performance of the Common Stock. The Committee believes that these awards promote a long-term view and further align the executive officers’ interests with those of our stockholders.

From 2012 through 2018, the Company’s executive officers were generally granted PSUs, RSUs, and stock options on an annual basis. The Committee modified the structure for LTI awards in March 2019 by removing stock options from annual LTI grants and rebalancing the awards so that 50% of the LTI grant was in the form of RSUs and 50% was in the form of PSUs, based on grant date value and, for PSUs, assuming target performance is achieved. This decision was based, in part, on input from its compensation consultant, and was the first significant structural change since the previous LTI structure was adopted in 2012. The Committee believed that removing stock options and allocating more value to the PSU and RSU awards better aligned the Company’s compensation program with peer and broader market practices. The mix provides a balanced approach to long-term retention through the use of RSU awards while still including a heavy emphasis on performance-based awards through the use of PSUs. The Company’s annual LTI grants for the Named Executive Officers in March 2023 followed this 50% RSU and 50% PSU structure.

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Award Type	Description	Alignment With and Key Benefits to Stockholders
RSUs	• 50% of total LTI grant value • Vest ratably over three years	• Value dependent upon stock price performance • Enhances retention of executive talent • Encourages long-term stock ownership
PSUs

•  50% of total LTI grant value (assuming target performance)

•  Vest following the end of a three-year performance period, contingent upon achievement of specified levels of performance measured for each year during such period

•  Dollar-denominated awards

•  Settled in shares based upon stock price following the end of the performance period

•  Performance based upon: EPS performance (50%) and TSR (defined below) performance against peers (50%)

•  Performance-based

•  EPS performance goals reward focus on sustainable year-over-year profitability

•  TSR performance goals reward focus on producing stockholder returns in excess of those produced by comparable companies

*Based on grant date fair value, assuming target performance. Does not include the one-time RSU grant made to Mr. George in November 2023.

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The Committee believes that LTI compensation should be correlated with salary and short-term incentive compensation. As such, the Committee uses a percentage of each executive officer’s base salary to determine the total dollar amount of the LTI compensation award to be granted to that executive each year, based on grant date values and, for PSUs, assuming target performance is achieved. The Committee determines these percentage levels by analyzing each executive officer’s tenure, responsibilities, and professional experience, recommendations from its compensation consultant based on peer group and other survey data, as described above, and the executive officer’s historical annual LTI compensation levels. For 2023, the following percentage of base salary was used for the Named Executive Officers to determine the grant date value of annual LTI awards: Mr. Lane, 325% of base salary; Mr. George, 170% of base salary; Mr. McKenna, 145% of base salary; Ms. Howell, 100% of base salary; and Ms. Shaeff, 85% of base salary. Following its review of peer group and market data and the other factors described above, and taking into account the Company’s strong performance, on December 6, 2022, the Committee approved an increase in each Named Executive Officer’s annual LTI awards, as a percentage of his or her base salary, as set forth in the table below. The Committee believes that these increases were appropriate to reward the Named Executive Officers, further align their interest with our stockholders, and bring their LTI awards and compensation generally more in line with the market.

Named Executive Officer	2023 LTI Percentage	2022 LTI Percentage
Brian Lane	325%	300%
William George	170%	160%
Trent McKenna	145%	130%
Laura Howell	100%	80%
Julie Shaeff	85%	80%

Once each executive officer’s total grant date value is determined, the number of RSUs and the value of PSUs is determined. The number of RSUs granted is determined by dividing the total dollar amount of the RSUs to be granted by the closing price of the Company’s stock on the date of grant. PSUs are denominated in dollars.

As an illustration, Mr. Lane’s 2023 award of LTI compensation was calculated as follows:

Total Amount of Award: 325% of base salary of $1,002,000 equals $3,256,500.

RSUs Awarded: 50% of $3,256,500 equals $1,628,250 in value of RSUs. $1,628,250 divided by $141.22 (the closing price of the Common Stock on the date of grant) equals 11,529 RSUs.

PSUs Awarded: 50% of $3,256,500 equals $1,628,250 in value of PSUs (dollar-denominated, assuming target performance).

The table below sets forth the 2023 annual LTI awards for each of the Named Executive Officers:

Named Executive Officer	Base Salary $	Salary Percentage For Calculating Plan Awards	Number of RSUs Awarded	Dollar Value of PSUs Awarded (At Target) $	Value of Awards Under Plan (At Target) $
Brian Lane	1,002,000	325%	11,529	1,628,250	3,256,500
William George	633,000	170%	3,810	538,050	1,076,100
Trent McKenna	506,000	145%	2,597	366,850	733,700
Laura Howell	425,000	100%	1,504	212,500	425,000
Julie Shaeff	367,000	85%	1,104	155,975	311,950

Further, in November 2023, the Committee approved a one-time additional equity award to Mr. George of 25,000 RSUs, in addition to the awards he received during the 2023 annual compensation cycle described above. The Committee granted this award to Mr. George for retention purposes and to reward his historical contributions to the Company, including his role as a founding member of management and his key role in the development of the Company’s acquisition program. The RSUs granted to Mr. George vest in equal annual installments over three years. This special, one-time RSU grant is not included in the tables above for Mr. George, as it was not part of the 2023 annual LTI awards.

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PSU DESIGN

Upon vesting, PSUs will be settled in shares of Common Stock, with the number of such shares determined by dividing the dollar value of vested PSUs (which may be up to 200% of the original dollar value of such PSUs) by the market value of the Common Stock following the end of the applicable three-year performance period. PSUs are earned based on the level of achievement of the two goals set forth in the table below, both of which are measured on an annual basis over a three-year performance period, and earned PSUs vest in full upon determination of the level of achievement of the performance metrics by the Committee following the end of the applicable three-year performance period, generally subject to continued employment through the end of the three-year performance period.

Performance Measure	Measurement	Percentage of Performance Award Subject to Measure
Earnings Per Share	• Company’s actual EPS performance relative to pre-established EPS performance goals	• 50%
Relative Total Shareholder Return	• Company’s performance relative to comparable companies*	• 50%
*	For purposes of measuring the Company’s relative total shareholder return for awards granted in 2023, the identified group of comparable companies consists of: Matrix Service Company; Primoris Services Corporation; Tutor Perini Corporation; Stantec Inc.; Dycom Industries Inc.; MasTec, Inc.; Sterling Infrastructure, Inc.; EMCOR Group Inc.; MYR Group, Inc.; Quanta Services, Inc.; Tetra Tech Inc.; Great Lakes Dredge & Dock Corporation; Granite Construction Incorporated; Limbach Holdings, Inc.; and APi Group Corporation. Based on industry analysis and feedback from financial analysts, the Company believes these companies are the most likely to compete with the Company for investment by institutional investors. This group of comparable companies is not used for benchmarking the compensation of the Company’s Named Executive Officers.

EPS

The EPS measure compares the Company’s actual EPS performance against its pre-established EPS performance goals over a three-year performance period. For this purpose, EPS is determined and calculated as described under “Annual Incentive Plan” above. For each year in the performance period, the Company’s actual EPS performance is compared against these EPS goals and expressed as a percentage. The EPS percentages for each of the three years in the performance period are then averaged together to determine the final level of EPS achievement upon which the payout, if any, will be earned.

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Relative Total Shareholder Return (“TSR”)

The relative TSR measure compares the Company’s TSR to the TSR of a specified group of comparable companies, and payouts are determined by the Company’s rank relative to others in the group. For each year in the three-year performance period, TSR is calculated by determining the difference between the average closing price of a company’s common stock during the first 30 consecutive days of the year and the last 30 consecutive days of the year. The calculation assumes that dividends are reinvested in additional shares. The Company’s TSR is then compared against the TSR for other companies in the group and assigned a percentile ranking. The Company’s TSR percentile ranking for each of the three years in the performance period are then averaged together to determine the final percentile ranking upon which the payout, if any, will be earned.

The following chart shows the range of potential settlement of the PSUs based on the two performance measures, as a percentage of the target amount. The number of PSUs that may be earned ranges from 0% to 200% of the target award amount.

Performance Level	Relative TSR		EPS
	Percentage of Target Earned	Performance Measure	Percentage of Target Earned	Performance Measure
Maximum	200%	75th Percentile or Above	200%	Over 120% of Target
Target	100%	50th Percentile	100%	100% of Target
Threshold	50%	25th Percentile	25%	70% of Target
Below Threshold	0%	Below 25th Percentile	0%	Below 70% of Target

PSU AWARDS WITH PERFORMANCE PERIOD ENDING IN 2023

PSU awards granted in 2021 with a 2021-2023 performance period were settled in early 2024. The following table shows the EPS and TSR levels achieved over such awards’ three-year performance period and the payout factor for these awards.

	2021	2022	2023	3-Year Average	Payout Factor (% of Target)
EPS	129%	117%	158%	134%	200%
TSR	93%	93%	87%	91%	200%

RULE OF 75

The “Rule of 75” provides that if an executive officer retires from the Company at a time when the sum of his or her age and his or her years of service at the Company is greater than or equal to 75, then upon the executive’s retirement, the executive will generally have been deemed to have satisfied the continuous employment requirement for any equity award to vest (unless the award provides otherwise). Pursuant to the Rule of 75, all performance-based equity awards will continue to be earned only if the applicable performance measures are satisfied and only up to a maximum of target value, but the requirement that the executive be employed by the Company at the time of vesting based on performance will be deemed to be satisfied. As of December 31, 2023, Messrs. Lane and George and Ms. Shaeff satisfied the Rule of 75.

Health and Retirement Benefits

The Company’s health and retirement plans include medical, dental, life, disability and accidental death and dismemberment coverage, and eligibility to participate in the Company’s 401(k) retirement plan. The Company’s benefit programs are designed to be competitive with those of other similarly-sized and -situated companies. The plans offered to the Company’s executive officers are broad-based plans available to all full-time employees. Under the Company’s 401(k) retirement plan, the Company matches an employee’s pre-tax contributions to the plan at a rate of 50% of up to 5% of an employee’s eligible pay or up to the maximum allowed contribution pursuant to the Internal Revenue Code of 1986, as amended (the “Code”).

Perquisites

The Company generally does not provide perquisites to its executive officers that are not provided to other employees. However, the Company does provide increased levels of disability and life insurance coverage that are only available to executive officers of the Company. The Company pays these increased premiums on behalf of the executive officers.

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Change in Control and Severance Benefits

The Named Executive Officers and other members of senior management serve as at-will employees of the Company without any guaranteed period of employment. However, the Committee believes that an executive severance policy paired with change in control agreements provide appropriate protections to attract and retain qualified and talented individuals to serve as the Company’s executive officers, permit the Company’s executive officers to focus fully on improving the Company’s operations and long-term success, and protect stockholder value by providing continuity of management during any transition period. The severance and change in control benefits are intended to be set at market-competitive levels and help ensure that the Company can attract and retain talented executive officers. These benefits also help ensure that executive officers remain focused on maximizing stockholder value in the context of an actual or potential transaction that might result in the loss or the diminution of their current positions. The Company believes that these benefits are reasonable and ultimately benefit stockholders. The executive severance policy and change in control agreements are more fully described below under “Potential Payments Upon Termination or Change in Control.”

Stock Ownership Requirements

The Company’s stock ownership requirements provide that within three years of being appointed as an executive officer, or being promoted to such a position, an executive is required to beneficially own Common Stock, taking into account all outstanding vested and unvested stock options, RSUs, PSUs, and shares of stock, having a market value or cost basis, whichever is higher, equal to at least the following multiple of his or her base salary (for purposes of calculating this multiple, the actual compensation expense incurred by the Company related to the equity award is used only if it is greater than the current market value of the Common Stock subject to the equity award):

As of December 31, 2023, each of our executive officers was in compliance with the stock ownership requirements.  Further, in March 2024, the Board revised the Company’s Governance Standards to add ownership requirements for all Regional Vice Presidents, as set forth above.

Executive Compensation Recovery, or “Clawback,” Policy

The Company’s executive compensation recovery, or “clawback,” policy provides that, to the extent permitted by applicable law, the Board may seek to recoup—or “claw back”—any cash compensation paid to executive officers and certain other employees identified by the Board where the payment was predicated upon the achievement of certain financial results that were satisfied based upon such individual’s intentional, fraudulent, or illegal conduct. The Board has the sole discretion to determine whether an individual’s conduct has or has not met any particular standard of conduct. The Board may, in its sole discretion after considering the best interests of the Company, determine not to recover such payment. In the event that a restatement of the Company’s financial statements is required, the Company will seek to recover any compensation received by the Chief Executive Officer and Chief Financial Officer that is required to be recovered by Section 304 of the Sarbanes-Oxley Act of 2002. In 2023, we expanded our clawback policy to address the recovery of erroneously-awarded incentive compensation in compliance with the requirements of the Dodd-Frank Act, final SEC rules, and applicable listing standards by adopting an additional policy, which additional policy was filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2023.

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Anti-Hedging/Pledging Policy

Our Insider Trading Window Policy prohibits our directors, executive officers, and other employees from, among other things, engaging in hedging or monetization transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds, that may permit them to continue to own Company stock, but without the full risks and rewards of ownership. No categories of hedging transactions are specifically permitted by this policy. Our Insider Trading Window Policy also prohibits our directors, executive officers, and other employees from holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan.

Risk Considerations in our Compensation Policies

The Committee regularly reviews our various compensation programs and has concluded that they do not create risks that are reasonably likely to have a material adverse effect on the Company or our stockholders. In reaching this conclusion, the Committee considered the following: (i) the use of balanced performance targets; (ii) the Company’s “clawback” policies; (iii) the Company’s stock ownership requirements; (iv) the use of EPS performance metrics that are uniformly applied to all executive officers; (v) a three-year vesting period for LTI compensation; and (vi) the Company’s anti-hedging/pledging policy.

Impact of Accounting and Tax Treatment on Compensation

Section 162(m) of the Code (“Section 162(m)”) generally disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year payable to certain executive officers, subject to certain grandfathering rules for compensation arrangements in effect on November 2, 2017 and not materially modified thereafter. The Committee believes that its primary responsibility is to provide a compensation program that attracts, retains, and rewards the executive officers and other key employees that are important to the Company’s success. Accordingly, the Committee has authorized and will continue to authorize compensation payments that are limited, in full or in part, as to tax deductibility.

The Committee regularly considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity plans and programs. If accounting standards change, the Company may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

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Compensation and Human Capital Committee Report

The Compensation and Human Capital Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on its review and discussions, the committee recommended to the Company’s Board of Directors the inclusion of the Compensation Discussion and Analysis in the Company’s 2024 proxy statement. This report is provided by the following independent directors, who comprise the Compensation and Human Capital Committee.

Members of the Compensation and Human Capital Committee Constance E. Skidmore (Chair) Darcy G. Anderson Pablo G. Mercado William J. Sandbrook

The preceding “Compensation and Human Capital Committee Report” shall not be deemed soliciting material or to be filed with the Securities and Exchange Commission, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company incorporates it by reference into such filing.

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Summary of Executive Compensation

The following table includes information regarding the compensation paid or awarded to, or earned by, the Named Executive Officers for each of 2023, 2022, and 2021 or for such shorter period for which disclosure is required under SEC rules. For more information about the components of compensation for 2023, please refer to the following subsections of the CD&A:

•	“Base Salary” for information about salary;
•	“Annual Incentive Plan” for information about short-term incentives;
•	“Long-Term Incentives” for information about equity grants; and
•	“Health and Retirement Benefits” and “Perquisites” for information about other compensation.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Bonus ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Brian Lane President and Chief Executive Officer	2023	1,002,000	3,256,375	—	2,354,700	22,384	6,635,459
	2022	871,200	2,613,579	87,120	1,794,520	20,289	5,386,708
	2021	792,000	2,375,954	—	1,321,739	13,394	4,503,087
William George Executive Vice President and Chief Financial Officer	2023	633,000	6,116,348	—	1,231,185	11,124	7,991,657
	2022	550,000	879,938	55,000	947,966	10,597	2,443,501
	2021	500,000	799,944	—	696,244	9,936	2,006,124
Trent McKenna Executive Vice President and Chief Operating Officer	2023	506,000	733,598	—	951,280	9,374	2,200,252
	2022	440,000	571,969	44,000	757,273	8,469	1,821,711
	2021	400,000	459,927	—	556,995	8,423	1,425,345
Laura Howell Senior Vice President, General Counsel, and Secretary	2023	425,000	424,895	—	621,563	9,280	1,480,738
	2022	350,000	279,931	35,000	455,048	8,101	1,128,080
	2021	300,000	224,998	—	269,649	7,527	802,175
Julie Shaeff Senior Vice President and Chief Accounting Officer	2023	367,000	311,882	—	543,160	10,511	1,232,553
	2022	333,000	266,385	33,300	432,946	8,987	1,074,618
	2021	317,000	253,566	—	341,415	8,962	920,943

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(1)	Reflects the aggregate grant date fair value of PSUs and RSUs granted to the Named Executive Officers in the applicable year. The aggregate grant date fair value of these awards was computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. See Note 15 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the years ended December 31, 2021, December 31, 2022, and December 31, 2023, as applicable, for a discussion of the relevant assumptions used in calculating the value of these awards. For these purposes, the grant date fair value of the PSUs is computed based on performance at the target level, the probable outcome of the performance conditions as of the date of grant, and the grant date fair value of RSUs is equal to the number of RSUs granted multiplied by the closing stock price of the Common Stock on the date of grant. The aggregate grant date fair value will likely vary from the actual amount the Named Executive Officers receive in respect of the PSUs and RSUs, based on a number of factors, including stock price fluctuations and variances from valuation assumptions.
The PSUs are denominated in dollars and, to the extent they are earned and vest, will be settled in Common Stock based on the market value of the Common Stock following the applicable performance period. PSUs are earned if, and to the degree that, the Company meets certain objective, pre-established performance goals relating to total shareholder return compared to a specified group of comparable companies and EPS performance each year over a three-year performance period and generally vest only if the Named Executive Officer remains employed by the Company through such performance period. The aggregate grant date fair value of the PSUs granted during 2023, assuming achievement of the highest level of performance, was $3,256,500 for Mr. Lane; $1,076,100 for Mr. George; $733,700 for Mr. McKenna; $425,000 for Ms. Howell; and $311,950 for Ms. Shaeff. The aggregate grant date fair value of the PSUs granted during 2022, assuming achievement of the highest level of performance, was $2,613,600 for Mr. Lane; $880,000 for Mr. George; $572,000 for Mr. McKenna; $280,000 for Ms. Howell; and $266,400 for Ms. Shaeff. The aggregate grant date fair value of the PSUs granted during 2021, assuming achievement of the highest level of performance, was $2,376,000 for Mr. Lane; $800,000 for Mr. George; $460,000 for Mr. McKenna; $225,000 for Ms. Howell; and $253,600 for Ms. Shaeff.
The RSUs are scheduled to vest over three years, generally subject to the Named Executive Officer’s continued employment with the Company on the applicable vesting date.
(2)	Reflects a one-time payment for each Named Executive Officer equal to 10% of such Named Executive Officer’s above-listed 2022 base salary and approved by the Committee in March 2022 to reward efforts from prior years to obtain tax credits for the Company’s research and development efforts given that the Committee decided that positive impacts to EPS and FCF would be excluded from annual incentive compensation calculations.
(3)	Reflects annual incentive plan awards earned in the applicable year based upon the satisfaction of specified performance goals. To avoid duplication, the 2022 amounts specifically exclude the one-time bonus payments referenced above. For more information on the annual incentive compensation paid to Named Executive Officers for 2023, see the subsection of the CD&A titled “Annual Incentive Plan.”
(4)	Reflects the following amounts for 2023:

	401(k) Match ($)(a)	Executive Disability & Group Term Life(b) ($)	Fitness(c) ($)
Brian Lane	7,625	14,759	0
William George	7,625	3,259	240
Trent McKenna	7,625	1,509	240
Laura Howell	8,625	655	0
Julie Shaeff	8,625	1,886	0

(a)	Reflects 401(k) “true up” amounts related to 2022 (but received in 2023) for each Named Executive Officer equal to $375, which amounts are not included in 2022 “Other Compensation” above.
(b)	Reflects group term life insurance and disability premiums paid by the Company on behalf of each of the Named Executive Officers.
(c)	Reflects reimbursement of health-club dues pursuant to a wellness plan available to all employees in the Company’s corporate headquarters.

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Grants of Plan-Based Awards

The following table provides information concerning awards granted under the Company’s annual incentive plan and equity incentive plan during 2023 for the Named Executive Officers. For further information related to grants of plan-based awards, see the subsection of the CD&A titled “Annual Incentive Plan” and the subsection of the CD&A titled “Long-Term Incentives.”

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Brian Lane		490,980	1,202,400	2,404,800	—	—	—	—	—
	3/21/23	—	—	—	203,531	1,628,250	3,256,500	—	1,628,250
	3/21/23	—	—	—	—	—	—	11,529	1,628,125
William George		259,530	633,000	1,266,000	—	—	—	—	—
	3/21/23	—	—	—	67,256	538,050	1,076,100	—	538,050
	3/21/23	—	—	—	—	—	—	3,810	538,048
	11/14/23	—	—	—	—	—	—	25,000	5,040,250
Trent McKenna		207,460	506,000	1,012,000	—	—	—	—	—
	3/21/23	—	—	—	45,856	366,850	733,700	—	366,850
	3/21/23	—	—	—	—	—	—	2,597	366,748
Laura Howell		131,750	318,750	637,500	—	—	—	—	—
	3/21/23	—	—	—	26,563	212,500	425,000	—	212,500
	3/21/23	—	—	—	—	—	—	1,504	212,395
Julie Shaeff		113,770	275,250	550,500	—	—	—	—	—
	3/21/23	—	—	—	19,497	155,975	311,950	—	155,975
	3/21/23	—	—	—	—	—	—	1,104	155,907

(1)	Reflects amounts payable under 2023 annual incentive plan awards based on individual and Company performance for 2023, which are described in greater detail in the subsection of the CD&A titled “Annual Incentive Plan.” Goals under the Individual Performance Incentive component of annual incentive plan awards are measured on a scale of 0% - 200% and do not have a threshold payment level. For purposes of this table, it is assumed that each Named Executive Officer realizes (a) 40% of the Corporate Financial Incentive at threshold, 100% at target, and 200% at maximum, and (b) 50% of the Individual Performance Incentive at threshold, 100% at target, and 200% at maximum.
(2)	Reflects amounts payable under dollar-denominated PSUs granted as part of each Named Executive Officer’s 2023 LTI awards based on the satisfaction of Company performance goals applicable to the PSUs. The threshold amount is calculated based on the minimum amount that a Named Executive Officer could earn with respect to the PSUs, calculated as if the EPS performance goal were achieved at the minimum level of performance that would result in a portion of the PSUs being earned and as if the minimum level of performance to earn PSUs based on the relative TSR performance goal were not achieved. For additional information about the PSU awards, see footnote 1 of the Summary Compensation Table and the subsection of the CD&A titled “Long-Term Incentives.”
(3)	Reflects RSUs granted as part of each Named Executive Officer’s 2023 annual LTI awards. Also includes the one-time grant of RSUs granted to Mr. George in November 2023 outside of the annual LTI cycle. For additional information about the RSU awards, see footnote 1 of the Summary Compensation Table and the subsection of the CD&A titled “Long-Term Incentives.”
(4)	Reflects the grant date fair value of LTI awards, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. For the RSUs, the value is equal to the number of RSUs multiplied by the closing stock price of the Common Stock on the date of grant. For the PSUs, the value is determined as the value at the grant date based on the probable outcome of the performance conditions. For a discussion of valuation assumptions, see Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, and for the maximum value of these awards at grant, see footnote 1 to the Summary Compensation Table above.

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Equity Awards

As discussed in further detail above, each of the Named Executive Officers was granted RSUs and PSUs in 2023. The RSUs granted to the Named Executive Officers vest ratably in equal annual installments over three years and dollar-denominated PSUs are earned based on the achievement of relative TSR and EPS performance goals and, to the extent earned, cliff vest after three years, in each case, generally subject to the Named Executive Officer’s continued employment with the Company.

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Outstanding Equity Awards at Year-End

The following table provides information concerning unexercised stock options, unvested RSUs, and unvested dollar-denominated PSUs held by the Named Executive Officers on December 31, 2023.

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)(2)	Market Value of Shares or Units of Stock that have not Vested ($)(3)	Number of Unearned Shares, Units or Other Rights that have not Vested (#)(4)	Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)(5)
Brian Lane	—	—	—	—
					26,387	5,427,014
					11,552	2,376,000
							15,833	3,256,500
							12,707	2,613,600
William George	15,422	—	36.25	03/08/2027
	14,514		42.50	03/07/2028
					33,812	6,954,114
					3,889	800,000
							5,232	1,076,100
							4,278	880,000
Trent McKenna	2,000	—	36.25	03/08/2027
	2,000		42.50	03/07/2028
					5,714	1,175,198
					2,236	460,000
							3,567	733,700
							2,781	572,000
Laura Howell	—	—	—	—
					3,029	622,974
					1,093	225,000
							2,066	425,000
							1,361	280,000

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Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)(2)	Market Value of Shares or Units of Stock that have not Vested ($)(3)	Number of Unearned Shares, Units or Other Rights that have not Vested (#)(4)	Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)(5)
Julie Shaeff	—	—	—	—
					2,644	543,791
					1,233	253,600
							1,516	311,950
							1,295	266,400

(1)	No Named Executive Officer held any unexercisable options as of December 31, 2023.
(2)	Mr. Lane’s 26,387 unvested RSUs consist of 13,923 RSUs scheduled to vest on April 1st of 2024, 8,621 RSUs scheduled to vest on April 1st of 2025, and 3,843 RSUs scheduled to vest on April 1st of 2026, in each case, generally subject to his continued employment with the Company through the applicable vesting date.
Mr. George’s 33,812 unvested RSUs consist of 4,663 RSUs scheduled to vest on April 1st of 2024, 8,333 RSUs scheduled to vest on December 1st of 2024, 2,879 RSUs scheduled to vest on April 1st of 2025, 8,334 RSUs scheduled to vest on December 1st of 2025, 1,270 RSUs scheduled to vest on April 1st of 2026, and 8,333 RSUs scheduled to vest on December 1st of 2026, in each case, generally subject to his continued employment with the Company through the applicable vesting date.
Mr. McKenna’s 5,714 unvested RSUs consist of 2,937 RSUs scheduled to vest on April 1st of 2024, 1,911 RSUs scheduled to vest on April 1st of 2025, and 866 RSUs scheduled to vest on April 1st of 2026, in each case, generally subject to his continued employment with the Company through the applicable vesting date.
Ms. Howell’s 3,029 unvested RSUs consist of 1,514 RSUs scheduled to vest on April 1st of 2024, 1,014 RSUs scheduled to vest on April 1st of 2025, and 501 RSUs scheduled to vest on April 1st of 2026, in each case, generally subject to her continued employment with the Company through the applicable vesting date.
Ms. Shaeff’s 2,644 unvested RSUs consist of 1,421 RSUs scheduled to vest on April 1st of 2024, 855 RSUs scheduled to vest on April 1st of 2025, and 368 RSUs scheduled to vest on April 1st of 2026, in each case, generally subject to her continued employment with the Company through the applicable vesting date.
The number of units in the bottom most row of this column for each Named Executive Officer relates to the PSU awards granted for the 2021-2023 performance period. The three-year average performance payout factor for the EPS component of these awards was 200%. The three-year average performance payout factor for the relative TSR component of these awards was 200%. For purposes of this table, the number of units has been determined by dividing the cash value of the portion of the awards earned based on actual performance by $205.67, the closing price of a share of Common Stock on December 29, 2023 (the final trading day of 2023). The actual number of shares that were delivered in respect of these awards was determined by dividing the cash value of the awards earned based on actual performance by $314.31, the closing price of a share of Common Stock on March 20, 2024, the date when the performance was determined by the Compensation and Human Capital Committee.
(3)	The market value is based on the closing price of a share of Common Stock ($205.67) as of December 29, 2023 (the final trading day of 2023) for unvested RSUs, and is based on the actual dollar amount earned under the PSU awards for the 2021-2023 performance period, given that these awards are dollar-denominated awards.
(4)	The number of shares in this column relates to outstanding PSU awards for the 2022-2024 and 2023-2025 performance periods, with the PSU awards for the 2022-2024 performance period in the bottom most row of this column for each Named Executive Officer. The number of shares underlying PSU awards is determined by calculating the market value of shares of Common Stock underlying such PSU awards assuming maximum performance is achieved, as described in more detail in footnote 5 below, divided by the closing price of a share of Common Stock ($205.67) as of December 29, 2023 (the final trading day of 2023). The actual number of shares that will be delivered in respect of outstanding PSU awards will depend on the performance achieved for the relevant performance periods and the market value of shares of Common Stock on the date of delivery.
(5)	PSU awards are denominated in dollar amounts and are settled by delivery of shares of Common Stock following the end of the applicable performance period. PSU awards are subject to both time-based and performance-based vesting and vest only to the extent that the relevant performance metrics are achieved during the applicable performance period. Thus, at any time prior to the end of the applicable performance period, the exact number of shares of Common Stock underlying unvested PSU awards is not readily identifiable. Instead, the Company has included the dollar value that a Named Executive Officer would earn under outstanding PSU awards for each of the 2022-2024 and 2023-2025 performance periods assuming achievement of maximum performance, with the dollar value for the 2022-2024 performance period in the bottom most row of this column for each Named Executive Officer.

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Option Exercises and Stock Vested

The following table provides information on option exercises and stock vested in 2023 related to the Named Executive Officers and the resulting value realized.

	Option Awards		RSU Awards		PSU Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(3)
Brian Lane	—	—	17,625	2,581,005	13,542	1,912,401
William George	—	—	6,251	915,396	5,130	724,459
Trent McKenna	—	—	3,675	538,167	2,876	406,149
Laura Howell	—	—	1,641	240,308	1,124	158,731
Julie Shaeff	—	—	2,021	295,955	1,738	245,440
(1)	The value realized on the exercise of stock options is the difference between (a) the price at which the shares of Common Stock were sold upon exercise of the stock option on the date of exercise (or, if inapplicable due to a cash exercise, the closing price of the Common Stock on the date of exercise), and (b) the exercise price of the option.
(2)	The value realized on the vesting of RSU awards is determined based on the average of the high and low price of the Common Stock on the vesting date.
(3)	Represents PSUs that were earned with respect to the 2020-2022 performance period and that were settled in early 2023. The value realized on the vesting of PSU awards is calculated based on the closing price of the Common Stock on March 21, 2023, the date when the performance was determined by the Compensation and Human Capital Committee.

Pension Benefits

We currently have no defined benefit pension plans.

Nonqualified Deferred Compensation

We currently have no defined contribution plans that provide for the deferral of compensation on a basis that is not tax-qualified.

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Potential Payments Upon Termination or Change in Control

The Company maintains an Executive Severance Policy that covers the Named Executive Officers and other key employees and has entered into change in control agreements with each Named Executive Officer, as described below. Under the Executive Severance Policy, in addition to providing outplacement assistance of up to $50,000 and reimbursing former executive officers’ insurance premiums for continuing COBRA coverage under the Company’s policies for up to 12 months if they do not have insurance coverage available through another employer, the Company will pay a lump-sum amount equal to (i) the sum of the executive officer’s current base salary plus bonus (consisting of the greater of the average annual incentive plan bonus paid during the last three years or the annual incentive plan bonus for the year of termination of employment, determined following completion of the applicable performance period pursuant to the goals established for such bonus), times (ii) the applicable multiplier set forth below, if an executive officer’s employment is terminated by the Company without cause, and not due to death or disability:

•	Two times such amounts for the Chief Executive Officer or the President;
•	One and one-half times such amounts for the Chief Financial Officer, Chief Operating Officer, or an Executive Vice President;
•	One times such amounts for the Chief Accounting Officer, Chief Legal Officer or General Counsel, and certain specified Senior Vice Presidents; and
•	One-half times such amounts for any other employees who have been subject to reporting under Section 16 of the Exchange Act while employed by the Company or who have been otherwise designated by the Compensation and Human Capital Committee to participate in the plan, but not at a different participation level.

In the case of death or disability, the Executive Severance Policy provides for the Company’s payment of a one-time lump-sum amount equal to the executive’s annual base salary reduced by any benefits payable under Company-paid life or disability insurance policies. No amounts are paid under the policy on a voluntary termination of employment or a termination of employment by the Company for cause.

The change in control agreements with the Named Executive Officers provide severance benefits in connection with certain qualifying terminations following a change in control. Severance benefits under the change in control agreements are triggered in case of a termination of employment by the Company (or its successor) without cause or by the executive for good reason, in each case, within 12 months following the change in control event. The current change in control agreements with Messrs. Lane and George and Ms. Shaeff also provide for severance benefits if the executive resigns from the Company (with or without good reason) within 90 days following the change in control event. As we have previously disclosed, new change in control agreements entered into after February 2014 do not include this feature, and, as such, it is not included in either Mr. McKenna’s or Ms. Howell’s change in control agreement. In addition to reimbursement of the former executive officers’ insurance premiums for continuing COBRA coverage under the Company’s policies for up to 12 months if they do not have insurance coverage available through another employer, these agreements provide for the Company’s payment of a lump-sum amount equal to (i) the sum of the officer’s current base salary plus bonus (the greater of the average incentive plan bonus paid during the last three years or annual incentive plan bonus for the year of termination of employment, determined following completion of the applicable performance period pursuant to the goals established for such bonus), times (ii) the applicable multiplier set forth below, to the Named Executive Officers upon a qualifying termination of employment within 12 months following a change in control event:

•	Two times such amounts for Messrs. Lane, George, and McKenna; and
•	One times such amounts for Mses. Shaeff and Howell.

Under the change in control agreements, Messrs. Lane and George and Ms. Shaeff may be entitled to so-called golden parachute excise tax gross ups in connection with change in control payments in certain circumstances. The Company eliminated the practice of providing for gross-up payments in change in control or other agreements on a going-forward basis, starting in 2013.

Under the change in control agreements, unvested equity awards held by the Named Executive Officers vest in full upon a change in control, with PSUs vesting at target levels.

Regardless of the reason for termination, the Named Executive Officers must execute a release of claims and are subject to a one-year non-compete agreement in order to receive any severance benefits under the change in control agreements or Executive Severance Policy.

As described above, holders of outstanding equity awards who meet the age and service requirements under the “Rule of 75” will, upon the holder’s retirement, generally be deemed to have satisfied the continuous employment requirement for any equity award to vest, unless the equity award specifies otherwise. Pursuant to the Rule of 75, all performance-based equity awards will continue to be earned only if the applicable performance measures are satisfied and only up to a maximum of target value, but the requirement that the executive be employed by the Company at the time of vesting based on performance will be deemed to have been satisfied. As of December 31, 2023, Messrs. Lane and George and Ms. Shaeff satisfied the Rule of 75.

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If Mr. Lane had retired on December 31, 2023, he would be deemed to have satisfied the continuous employment requirement for purposes of vesting in: (1) 26,387 RSUs, consisting of 13,923 RSUs scheduled to vest on April 1st of 2024, 8,621 RSUs scheduled to vest on April 1st of 2025, and 3,843 RSUs scheduled to vest on April 1st of 2026; and (2) if applicable performance measures are satisfied, PSUs granted in 2021 with a target value of $1,188,000, PSUs granted in 2022 with a target value of $1,306,800, and PSUs granted in 2023 with a target value of $1,628,250, each of which would vest in the year following the performance period, to the extent earned based on performance and only up to target value, on the date on which the performance is determined by the Compensation and Human Capital Committee.

If Mr. George had retired on December 31, 2023, he would be deemed to have satisfied the continuous employment requirement for purposes of vesting in: (1) 8,812 RSUs consisting of 4,663 RSUs scheduled to vest on April 1st of 2024, 2,879 RSUs scheduled to vest on April 1st of 2025, and 1,270 RSUs scheduled to vest on April 1st of 2026; and (2) if applicable performance measures are satisfied, PSUs granted in 2021 with a target value of $400,000, PSUs granted in 2022 with a target value of $440,000, and PSUs granted in 2023 with a target value of $538,050, each of which would vest in the year following the performance period, to the extent earned based on performance and only up to target value, on the date on which the performance is determined by the Compensation and Human Capital Committee. Mr. George’s one-time grant of 25,000 RSUs in November 2023 does not include any “Rule of 75” vesting provisions and, as a result, would have been forfeited upon retirement on December 31, 2023.

If Ms. Shaeff had retired on December 31, 2023, she would be deemed to have satisfied the continuous employment requirement for purposes of vesting in: (1) 2,644 RSUs consisting of 1,421 RSUs scheduled to vest on April 1st of 2024, 855 RSUs scheduled to vest on April 1st of 2025, and 368 RSUs scheduled to vest on April 1st of 2026; and (2) if applicable performance measures are satisfied, PSUs granted in 2021 with a target value of $126,800, PSUs granted in 2022 with a target value of $133,200, and PSUs granted in 2023 with a target value of $155,975, each of which would vest in the year following the performance period, to the extent earned based on performance and only up to target value, on the date on which the performance is determined by the Compensation and Human Capital Committee.

Summary of Potential Payments

The following table provides the lump-sum payments that would have been made to each Named Executive Officer if his or her employment had been terminated on December 31, 2023 by the Company without cause, or by reason of the Named Executive Officer’s death or disability, in each case, other than in connection with a change in control.

	For Cause ($)	Death(1) ($)	Disability(2) ($)	Without Cause(3) ($)
Brian Lane	0	1,002,000	1,002,000	6,759,044
William George	0	633,000	633,000	2,843,907
Trent McKenna	0	506,000	506,000	2,230,898
Laura Howell	0	425,000	425,000	1,071,563
Julie Shaeff	0	367,000	367,000	951,811
(1)	The Company maintains life insurance for each of the Named Executive Officers in an amount equal to the Named Executive Officer’s annual base salary, up to a maximum of $500,000. The death benefit contained in the Executive Severance Policy is paid net of insurance proceeds.
(2)	The Company maintains disability insurance for each of the Named Executive Officers in an amount equal to the Named Executive Officer’s annual base salary, up to a maximum of $500,000. The disability benefit contained in the Executive Severance Policy is paid net of insurance proceeds.
(3)	Consists of two times the sum of current base salary plus bonus (the greater of the average annual incentive plan bonus paid during the last three years or the annual incentive plan bonus for the year of termination of employment, determined following completion of the applicable performance period pursuant to the goals and objectives established for such bonus) for Mr. Lane; one and one-half times such amounts for Messrs. George and McKenna; and one times such amounts for Mses. Howell and Shaeff. In addition, the following amounts are included in the total for each executive as an estimate of one year of COBRA premium reimbursements payable by the Company to the Named Executive Officer over the 12-month period following termination: Mr. Lane—$20,644; Mr. George—$22,629; Mr. McKenna—$19,978; Ms. Howell—$0; and Ms. Shaeff—$16,651. These COBRA reimbursements would be made by the Company to the Named Executive Officer, and they would cease if the Named Executive Officer obtained other insurance coverage. In no event would these COBRA premium reimbursements be paid for more than 12 months. The total amount also reflects an estimate of $25,000 for outplacement services, which services are provided for in the Executive Severance Policy in an amount not to exceed $50,000.

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The following table provides the value of the accelerated vesting of equity awards that would have been received by each Named Executive Officer in connection with a change in control, and the amount of the lump-sum payout to each Named Executive Officer if his or her employment had been terminated in a qualifying termination, as described above, in connection with a change in control, assuming such change in control and qualifying termination occurred on December 31, 2023.

	Cash(1) ($)	Value of Early Vesting Equity(2) ($)	Excise Tax Gross Up(3) ($)	Total Value ($)
Brian Lane	6,734,044	9,550,064	0	16,284,108
William George	3,750,999	8,332,164	0	12,083,163
Trent McKenna	2,934,538	2,058,048	0	4,992,586
Laura Howell	1,046,563	1,087,974	0	2,134,537
Julie Shaeff	926,811	959,766	0	1,886,578
(1)	Consists of two times the sum of current base salary plus bonus (the greater of the average incentive plan bonus paid during the last three years or the current annual incentive plan bonus for 2023) for Messrs. Lane, George, and McKenna and one times such amounts for Mses. Shaeff and Howell. The amount listed also includes payments made as reimbursements for COBRA premiums for a one-year period after the change in control event; these payments would be made as reimbursements by the Company to the Named Executive Officer, and would cease if the Named Executive Officer obtained other insurance coverage.
(2)	The value of the acceleration of unvested time-based RSUs is determined by multiplying the number of shares underlying the award by the closing price of a share of Common Stock on December 29, 2023 ($205.67), the final trading day of 2023. The value of PSUs for the 2021-2023, 2022-2024, and 2023-2025 performance periods has been determined by assuming that the awards vest and are paid out at target levels of performance.
(3)	Reflects the estimated amount of the gross-up for excise taxes imposed under Section 4999 of the Code.

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Equity Compensation Plan Information

The following table sets forth information about the Company’s equity compensation plans as of December 31, 2023.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (A)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (B)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A)) (C)
Equity compensation plans approved by security holders	425,543(1)	$ 38.53(2)	1,502,465
Equity compensation plans not approved by security holders	—	—	—
Total	425,543		1,502,465(3)
(1)	Includes 35,305 stock options and 225,046 shares of time-vested restricted stock units that have been granted but remain unvested as of December 31, 2023, determined by treating each share underlying a stock option as one share and each share underlying such time-vested restricted stock unit awards as two shares. Additionally, 165,192 shares of Common Stock may be issued upon the achievement of certain performance conditions under outstanding PSU awards. The PSU awards are dollar-denominated and paid in shares based on the market value of the shares following the end of the performance period for such awards; for purposes of this table, the number of shares underlying outstanding PSU awards has been estimated based on current estimated achievement of the performance conditions applicable to the awards and the closing market price of the Company’s stock on December 31, 2023. The Company has no other securities to be issued upon exercise of outstanding options, warrants, or rights. For additional information regarding our equity plans, see Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023.
(2)	Restricted stock units and PSUs are not factored into this average.
(3)	Reflects shares that are part of a fungible share plan, which means that each share granted that is not an option or a SAR is counted against the plan as two (2.0) shares.

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Ratio of Chief Executive Officer Compensation to Median Company Employee Compensation

As required by SEC rules, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our Chief Executive Officer. This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported below.

For 2023, our last completed fiscal year:

•	The median of the annual total compensation of all employees of the Company (other than our Chief Executive Officer) was $60,905; and
•	The annual total compensation of our Chief Executive Officer, as reported in the Summary Compensation Table included elsewhere in this proxy statement, was $6,635,459.

Based on this information, for 2023, the ratio of annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all other employees is estimated to be 108.9 to 1.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee, we took the following steps:

•	We determined that, as of December 31, 2023, our employee population consisted of approximately 14,900 individuals, all of whom were located in the United States. This population consisted of all of our full-time, part-time, and seasonal employees. This population does not include independent contractors or leased workers who were engaged through an unaffiliated third-party staffing agency. We also excluded approximately 961 employees of Eldeco, Inc. and DECCO, Inc., which are companies that we acquired during 2023 in transactions that closed on February 1, 2023 and October 2, 2023, respectively.
•	To identify the median employee from our employee population, we used the amount of salary, wages, bonuses, commissions, and overtime pay of our employees as reflected in our payroll records as reported to the Internal Revenue Service on Form W-2 for 2023. Because only a small portion of Company employees receive grants of equity awards, when identifying the median employee we did not take into account any amounts reported on the employees’ Forms W-2 for 2023 with respect to stock option exercises or the vesting of equity awards. We also did not annualize the compensation of any individuals who were employed for less than the full calendar year.
•	We identified our median employee using this compensation measure, which was consistently applied to all of our employees who were included in the calculation. Since all of our employees are located in the United States, as is our Chief Executive Officer, we did not make any cost-of-living adjustments in identifying the median employee.

For 2023, we calculated this same employee’s compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $60,905. The difference between such employee’s salary, wages, bonuses, commissions, and overtime pay reflected in such employee’s Form W-2 and the employee’s annual total compensation represents matching contributions by the Company to such employee’s account under the Company’s 401(k) Plan.

With respect to the annual total compensation of our Chief Executive Officer, we used the amount reported in the “Total” column of our 2023 Summary Compensation Table included in this proxy statement.

The Company recognizes that employees are a key asset and are vital to the Company’s continued success. In addition to the Company’s commitment to provide fair and equitable wages and benefits to employees, the Company also periodically conducts formal and informal surveys at all levels of the organization to gauge employee satisfaction and engagement.

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Pay vs. Performance

Pay vs. Performance Table

As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid, as computed under SEC rules, and certain financial performance of the Company. For more information about the Company’s executive compensation program, refer to the CD&A starting on p. 32 and the compensation tables starting on p. 50. Note that for our Named Executive Officers (“NEOs”) other than Mr. Lane, our principal executive officer (“PEO”), compensation is reported as an average.

					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(1)	Average Compensation Actually Paid to Non-PEO NEOs ($)(2)	Total Shareholder Return ($)(3)	Peer Group Total Shareholder Return ($)(4)	Net Income (thousands) ($)(5)	Earnings Per Share ($)(6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	6,635,459	10,681,797	3,226,300	4,022,097	423.80	189.57	323,398	9.01
2022	5,386,708	6,948,812	1,616,978	1,907,821	235.94	137.67	245,947	6.82
2021	4,503,087	7,814,908	1,288,647	1,950,011	201.71	153.00	143,348	3.93
2020	4,060,002	4,388,659	1,061,468	1,109,474	106.73	119.84	150,139	4.09

(1)	Reflects the amounts of total compensation reported for Mr. Lane in column (b) and the average amounts of total compensation of the NEOs (other than Mr. Lane) in column (d), in each case, for each applicable year in the “Total” column of the “Summary Compensation Table.” The NEOs included for purposes of calculating such amounts are William George, Trent McKenna (2021-2023), Laura Howell, Julie Shaeff, and Terrence Young (2020).

(2)	Reflects the amount of “compensation actually paid” to Mr. Lane reported in column (c), and the average amounts of “compensation actually paid” to non-PEO NEOs reported in column (e), for each applicable year, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amount of “compensation actually paid” is determined under SEC rules and does not reflect the actual amount of compensation earned by or paid to Mr. Lane or our other NEOs for the applicable year. Under SEC rules, the amounts shown below were deducted and added to total compensation for Mr. Lane to determine the “compensation actually paid” for the applicable year:

Year	Reported Summary Compensation Table Total for PEO ($)	Reported Value of Stock Awards ($)(a)	Equity Award Adjustments ($)(b)	Compensation Actually Paid to PEO ($)
2023	6,635,459	(3,256,375)	7,302,713	10,681,797
2022	5,386,708	(2,613,579)	4,175,683	6,948,812
2021	4,503,087	(2,375,954)	5,687,775	7,814,908
2020	4,060,002	(1,912,479)	2,241,136	4,388,659
(a)	Reflects the amounts reported in the “Stock Awards” column of the Summary Compensation Table for the applicable year for the PEO as reflected in the table above and the average of non-PEO NEOs set forth in the table below, as applicable. These amounts reflect the aggregate grant date fair value of stock awards granted during the applicable year, as determined in accordance with ASC Topic 718, excluding the effect of estimated forfeitures.
(b)	The equity award adjustments (or average equity award adjustments, as applicable) for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior year; and (vi) the dollar value of any dividends or other earnings paid on stock awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The amounts deducted or added in calculating the equity award adjustments are as follows:

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Year	Fair Value of Outstanding and Unvested Equity Awards Granted in Same Year ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2023	3,676,557	3,073,436	—	552,720	—	—	7,302,713
2022	2,672,724	1,653,961	—	(151,002)	—	—	4,175,683
2021	2,618,925	2,491,617	—	577,233	—	—	5,687,775
2020	1,766,757	817,233	—	(342,854)	—	—	2,241,136

Under SEC rules, the amounts shown below were deducted and added to total compensation for non-PEO NEOs to determine the “compensation actually paid” for the applicable year:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Average Reported Value of Stock Awards ($)(a) above	Average Equity Award Adjustments ($)(b) above	Average Compensation Actually Paid to Non-PEO NEOs ($)
2023	3,226,300	(1,896,681)	2,692,478	4,022,097
2022	1,616,978	(499,556)	790,399	1,907,821
2021	1,288,647	(434,609)	1,095,973	1,950,011
2020	1,061,468	(330,632)	378,638	1,109,474

The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year ($)	Average Fair Value of Outstanding and Unvested Equity Awards Granted in Same Year ($)	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Average Equity Award Adjustments ($)
2023	2,004,075	581,873	—	106,530	—	—	2,692,478
2022	510,773	308,871	—	(29,245)	—	—	790,399
2021	478,976	497,219	—	119,778	—	—	1,095,973
2020	305,434	134,023	—	(60,819)	—	—	378,638

(3)	The amounts reported in column (f) represent cumulative TSR of the Company under SEC rules from December 31, 2019, the last trading day of 2019, through the last trading day for the applicable year in the table. TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(4)	The amounts reported in column (g) represent the peer group TSR under SEC rules, from December 31, 2019, the last trading day of 2019, through the last trading day for the applicable year in the table, assuming reinvestment of dividends and weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the S&P 400 Capital Goods Index. The Company intends to use the S&P 400 Capital Goods Index, rather than the Russell 2000 Index, for purposes of Item 201(e) of Regulation S-K going forward. For last year, the Company used the Russell 2000 Index as its peer group for this purpose. The peer group TSR under SEC rules for the Russell 2000 Index, from December 31, 2019, would be $128.14 for the period ending December 31, 2023, $109.59 for the period ending December 31, 2022, $137.74 for the period ending December 31, 2021, and $119.96 for the period ending December 31, 2020. Below is a table that shows the TSR from December 31, 2018, in accordance with Item 201(e) of Regulation S-K, of the

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Russell 2000 and the S&P 400 Capital Goods Index. While not directly comparable, the Company believes that the S&P 400 Capital Good Index is an appropriate trade or line of business index.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

Among Comfort Systems USA, Inc., the S&P 500 Index,
the Russell 2000 Index and the S&P 400 Capital Goods Index

(5)	The dollar amounts reported in column (h) represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
(6)	The amounts reported in column (i) represent the Company’s earnings per share, which the Company has determined represents the most important performance measure used to link compensation actually paid to our PEO and other NEOs to the Company’s performance.

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Company-selected Measures

2023 Key Performance Measures Linking Performance and Executive Compensation Actually Paid:*
Earnings Per Share
Free Cash Flow
Relative Total Shareholder Return
* For a further discussion of how we calculate EPS, FCF, and Relative TSR, see the “Liquidity and Capital Resources” section and Notes 14 and 15 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2023.

Analysis of the Information Presented in the Pay vs. Performance Table

Relationship between: (a) the compensation actually paid to the Company’s PEO and (b) the average of the compensation actually paid to the Company’s other NEOs to (i) the TSR of the Company.

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Company TSR

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Relationship between: (a) the compensation actually paid to the Company’s PEO and (b) the average of the compensation actually paid to the Company’s other NEOs to (ii) the net income of the Company over the four years presented in the table.

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Net Income

Relationship between: (a) the compensation actually paid to the Company’s PEO and (b) the average of the compensation actually paid to the Company’s other NEOs to (iii) the Company’s “Company-selected Measure,” which is EPS, over the four years presented in the table.

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Company EPS

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Relationship between the Company’s TSR and the TSR of its chosen peer group over the Company’s four fiscal years included in the Pay vs. Performance Table.

Comparison of Cumulative TSR of
Comfort Systems USA, Inc. and Peer Group

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Report of the Audit Committee

The Audit Committee of the Board of Directors of the Company oversees the Company’s financial reporting process on behalf of the Board of Directors. The committee is made up solely of independent directors, as defined in the applicable NYSE and SEC rules, and it operates under a written charter, amended and effective as of May 2021, reviewed as of March 2024, and approved by the Board of Directors, which is available under the “Governance” tab on the Company’s website at http://investors.comfortsystemsusa.com.

Management has the primary responsibility for the financial statements and the reporting process, including the Company’s internal controls. In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements in the Annual Report with management. The discussion explored the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of each of the key disclosures in the financial statements.

As part of its oversight of the Company’s financial statements, the Audit Committee reviewed and discussed with management and with the Company’s independent auditors, Deloitte & Touche LLP, the audited financial statements of the Company for the year ended December 31, 2023. The committee discussed with Deloitte & Touche LLP, who is responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States, such matters as are required to be discussed by Statement on Auditing Standards No. 16, as amended (Communications with Audit Committees), relating to the conduct of the audit. The Audit Committee also has discussed with Deloitte & Touche LLP the auditors’ independence from the Company and its management, including the matters in the written disclosures the committee received from the independent auditors, in compliance with applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and the committee has considered the compatibility of non-audit services with the auditors’ independence.

The Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The committee meets regularly with the external auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the content and quality of the Company’s financial reporting. Based on the review and discussions above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2023 and for filing with the SEC.

Members of the Audit Committee
Pablo G. Mercado (Chair) Darcy G. Anderson Rhoman J. Hardy William J. Sandbrook Constance E. Skidmore

The preceding “Report of the Audit Committee” shall not be deemed soliciting material or to be filed with the Securities and Exchange Commission, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company incorporates it by reference into such filing.

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Other Information

Compensation and Human Capital Committee Interlocks and Insider Participation

Messrs. Anderson, Bulls, Krusi, Mercado, Sandbrook, and Tang and Ms. Skidmore, none of whom is or was an officer or employee of the Company or any of our subsidiaries through 2023, served on the Compensation and Human Capital Committee during 2023. None of the Company’s executive officers serve on the board of directors or Compensation and Human Capital Committee, or any other committee serving an equivalent function, of another company that employs any member of the Board.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors, officers, and persons who own more than 10% of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership with the SEC and the NYSE. Officers, directors, and greater-than-ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely upon review of the copies of such reports furnished to the Company during the year ended December 31, 2023, all directors, officers, and beneficial holders of more than 10% of any class of equity securities of the Company complied with all filing requirements, except it was determined that Mr. George and Mr. Hardy failed to timely report via Form 4 the November 2023 RSU awards granted to Mr. George and Mr. Hardy in the amount of 25,000 RSUs and 503 RSUs, respectively.

Householding of Stockholder Materials

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s proxy statement or Annual Report to Stockholders may have been sent to multiple stockholders in the same household unless the Company has received contrary instructions from one or more of the stockholders. The Company will promptly deliver a separate copy of either document to any stockholder upon written request to the Company at the following address: Comfort Systems USA, Inc., Office of the General Counsel, 675 Bering Drive, Suite 400, Houston, Texas 77057 or upon oral request directed to the Company’s Office of the General Counsel at (713) 830-9600. Any stockholder who wants to receive separate copies of the annual report and proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact the stockholder’s bank, broker, or other intermediary, or contact the Company by writing to the above address or by oral request at the above telephone number.

Certain Relationships and Related Transactions

In March 2011, the Board adopted a written Related Person Transactions Policy that codifies the Company’s policies and procedures regarding the identification, review, consideration, and approval or ratification of “related person transactions.” For purposes of this policy only, a “related party transaction” is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements, or relationships) in which the Company and any “related person” are, were, or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation directly paid to a Named Executive Officer or director for services provided directly to the Company in their role as an employee or director shall not be considered related person transactions under the policy. A “related person” is any executive officer, director, or more than 5% stockholder of the Company, including any immediate family members of such persons, and any entity owned or controlled by such persons.

Under the Company’s Related Person Transactions Policy, where a transaction has been identified as a potential related person transaction, the Company’s management shall present such potential related person transaction to the Audit Committee for review, consideration, and approval or ratification. The presentation shall include all information reasonably necessary for the Committee to determine the benefits of the related-party transaction and whether the related-party transaction is commercially comparable to an otherwise unrelated transaction of similar nature and management's recommendation related thereto. This process is to be used for both approvals as well as ratifications under the policy.

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The Audit Committee, in approving or rejecting the proposed related person transaction, considers all the relevant facts and circumstances deemed relevant by and available to the Audit Committee, including, but not limited to (i) the risks, costs, and benefits to the Company, (ii) the impact on a director’s independence in the event the related person is a director, immediate family member of a director, or an entity with which a director is affiliated, (iii) the terms of the transaction, (iv) the availability of other sources for comparable services or products, and (v) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. The Audit Committee approves only those related-party transactions that, in light of known circumstances, are in, or are not inconsistent with, the Company’s best interests and those of the Company’s stockholders, as the Audit Committee determines in the good faith exercise of its discretion.

From time to time, the Company or its subsidiaries may have employees who are related to our executive officers or directors. The Company employed no such persons in 2023.

See the subsection above titled “Compensation and Human Capital Committee Interlocks and Insider Participation” for other information required to be disclosed here.

Interest of Certain Persons in Matters to Be Acted Upon

The Named Executive Officers and directors of the Company do not have any substantial interest in the matters to be acted upon at the Annual Meetings, other than in their roles as officers or directors of the Company.

Stockholder Proposals for 2025 Annual Meeting

Stockholders who wish to present proposals for inclusion in the Company’s proxy materials for the 2025 Annual Meeting of Stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act. To be eligible, the stockholder proposals must be received by the Company at its principal executive offices on or before December 9, 2024.

Under the Company’s current Bylaws, proposals of business and nominations for directors, other than those to be included in the Company’s proxy materials following the procedures described in Rule 14a-8, may be made by stockholders entitled to vote at the meeting if notice is timely given and if the notice contains the information required by the Bylaws. In accordance with the Company’s Bylaws, to be considered timely a proposal or nominations submitted for consideration at the 2025 Annual Meeting of Stockholders must be received by the Company at its principal executive offices no later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the 2024 Annual Meeting of Stockholders. The Bylaws also contain procedures for regulation of the order of business and conduct of stockholder meetings, the authority of the presiding officer, and attendance at such meetings.

Other Business

The Board knows of no business to be brought before the Annual Meeting that is not referred to in the accompanying Notice of Annual Meeting. Should any such matters be presented, the persons named in the proxy intend to take such action in regard to such matters as in their judgment seems advisable, subject to the NYSE’s rules on the exercise of discretionary authority.

Form 10-K and Annual Report to Stockholders

A copy of the Company’s Annual Report to Stockholders, which includes the Annual Report on Form 10-K, filed with the SEC, accompanies this proxy statement.

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ANNUAL MEETING OF STOCKHOLDERS OF

COMFORT SYSTEMS USA, INC.

May 17, 2024

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via https://equiniti.com/us/ast-access to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The notice of meeting, proxy statement and proxy card are available at http://proxy.comfortsystemsusa.com

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

21030300000000000000 4 051724

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" ON PROPOSAL 1, A VOTE "FOR" PROPOSAL 2 AND A VOTE "FOR" PROPOSAL 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF TEN DIRECTORS FOR TERMS EXPIRING AT THE 2025 ANNUAL MEETING.

☐ **FOR ALL NOMINEES**

☐ **WITHHOLD AUTHORITY FOR ALL NOMINEES**

☐ **FOR ALL EXCEPT** (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s) mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2024.	☐	☐	☐
3. ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.	☐	☐	☐

You hereby revoke all previous proxies given. You may revoke this proxy at any time prior to a vote thereon. Receipt of the accompanying proxy statement and the Annual Report of Comfort Systems USA, Inc., which includes the Annual Report on Form 10-K for the fiscal year ended December 31, 2023, is hereby acknowledged.

PLEASE COMPLETE, SIGN AND PROMPTLY MAIL IN THE ENCLOSED ENVELOPE.

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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ANNUAL MEETING OF STOCKHOLDERS OF

COMFORT SYSTEMS USA, INC.

May 17, 2024

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-201-299-4446** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via https://equiniti.com/us/ast-access to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The notice of meeting, proxy statement and proxy card
are available at http://proxy.comfortsystemsusa.com

↓ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ↓

21030300000000000000 4 051724

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" ON PROPOSAL 1, A VOTE "FOR" PROPOSAL 2 AND A VOTE "FOR" PROPOSAL 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF TEN DIRECTORS FOR TERMS EXPIRING AT THE 2025 ANNUAL MEETING.

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s) mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2024.	☐	☐	☐
3. ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.	☐	☐	☐

You hereby revoke all previous proxies given. You may revoke this proxy at any time prior to a vote thereon. Receipt of the accompanying proxy statement and the Annual Report of Comfort Systems USA, Inc., which includes the Annual Report on Form 10-K for the fiscal year ended December 31, 2023, is hereby acknowledged.

PLEASE COMPLETE, SIGN AND PROMPTLY MAIL IN THE ENCLOSED ENVELOPE.

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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COMFORT SYSTEMS USA, INC.

ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints Brian E. Lane and Laura F. Howell, and each of them individually, as proxies with full power of substitution, to vote, as designated on the reverse, all shares of Common Stock of Comfort Systems USA, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders thereof to be held on May 17, 2024, or at any adjournment or postponement thereof.

ALL SHARES WILL BE VOTED AS DIRECTED HEREIN. IF NO SUCH DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

(Continued and to be signed on the reverse side)

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